Exhibit 10.11
Office Space Lease
The Summit
Basic Lease Information Sheet

1.	Effective Date:

2.	Tenant:	LIMEADE, INC., a Washington corporation

3.	Tenant's Address:	10885 N.E. 4th Street, Suite 400 Bellevue, Washington 98004 Attn: Toby Davis

4.	Landlord:	HINES GLOBAL REIT SUMMIT HOLDINGS LLC

5.	Landlord's Address:
Hines Global REIT Summit Holdings LLC
c/o Hines
10885 N.E. 4th Street, Suite 190
Bellevue, WA 98004
Attn: Property Manager
with a copy to
Hines Global REIT Summit Holdings LLC
c/o Hines
800 Fifth Avenue, Suite 3838
Seattle, WA 98104
For additional addresses, see Section 14.8 below

6.	Premises:	Suite No. 400 containing all of the rentable area on the 4th floor

7.	Rentable Area:	Twenty-three Thousand Eight Hundred Seventy-five (23,875) square feet

8.	Commencement Date:	August 1, 2018

9.	Delivery Date:	August 1, 2018

10.	Term:	Sixty-three (63) months (August 1, 2018 through October 31, 2023)

11.	Base Rent:

	Time Period	Annual Base Rent rate per square foot of Rentable Area (exclusive of Operating Costs)

	8/1/2018 - 7/31/2019	Thirty-five and 00/100 Dollars ($35.00)
	8/1/2019- 7/31/2020	Thirty-six and 00/100 Dollars ($36.00)
	8/1/2020- 7/31/2021	Thirty-seven and 00/100 Dollars ($37.00)
	8/1/2021 - 7/31/2022	Thirty-eight and 00/100 Dollars ($38.00)
	8/1/2022 - 7/31/2023	Thirty-nine and 00/100 Dollars ($39.00)
	8/1/2023- 10/31/2023	Forty and 00/100 Dollars ($40.00)

12.	Incentive Payment:	$208,906.24

A

13.	Security Deposit:	$224,584.17

14.	Parking:	2.6 Parking Passes for each 1,000 feet of Rentable Area

15.	Initial Parking Rate:	$235.00 per Parking Pass per month, which amount currently includes Washington State sales tax

16.	Allowance:	$15.00 per square foot of Rentable Area

17.	Broker(s):	Landlord's Broker:	Broderick Group
		Tenant's Broker:	Flinn Ferguson

/s/ TD	/	6.14.18	/s/ JG	/	7/9/18
Tenant's Initials/Date			Landlord's Initials/Date
B

ARTICLE 6 Tenant's Covenants		11

6.1	Compliance With Work Letter	11
6.2	Construction of Tenant Improvements	11
6.3	Telecommunications	12
6.4	Taxes on Personal Property and Above Standard Improvements	12
6.5	Repairs by Tenant	12
6.6	Waste	13
6.7	Alterations, Additions, Improvements	13
6.8	Liens	14
6.9	Compliance With Laws and Insurance Standards	14
6.10	Entry for Repairs, Inspection, Posting Notices, Etc	15
6.11	No Nuisance	15
6.12	Rules and Regulations	15
6.13	Surrender of Premises on Termination	15
6.14	Corporate Authority	16
6.15	Utilities	16
6.16	Security for Premises	16
6.17	Prohibited Drug Law Activities	16
6.18	Additional Services	16

ARTICLE 7 Hazardous Materials		16

7.1	Prohibition and Indemnity With Respect to Hazardous Materials	16
7.2	Definitions	17

ARTICLE 8 Assignment or Sublease		18

8.1	General	18
8.2	Landlord's Options	19
8.3	Division of Excess Rent	20
8.4	Tenant Not Released	20
8.5	Written Agreement	20
8.6	Conditions	20
8.7	Expenses	20
8.8	No Restriction on Landlord	21
8.9	No Leasehold Financing	21
8.10	Rents from Real Property	21

ARTICLE 9 Condition and Operation of the Building		21

9.1	No Warranty	21
9.2	Building Alterations	21

ARTICLE 10 Lender Rights		22

10.1	Subordination	22

10.2	Attornment	22
10.3	Estoppel Certificate	22

ARTICLE 11 Insurance		22

11.1	Landlord's Property Insurance	22
11.2	Liability Insurance	23
11.3	Tenant's Insurance	23
11.4	Indemnity and Exoneration	24
11.5	Indemnity for Liens	25
11.6	Waiver of Subrogation Rights	25

ARTICLE 12 Casualty and Eminent Domain		25

12.1	Damage and Destruction	25
12.2	Condemnation	27

ARTICLE 13 Default		28

13.1	Events of Default	28
13.2	Remedies Upon Default	29
13.3	Computation of Rent for Purposes of Default	30
13.4	Late Charge	31
13.5	Remedies Cumulative	31
13.6	Tenant's Remedies	31

ARTICLE 14 Miscellaneous		32

14.1	No Waiver	32
14.2	Holding Over	32
14.3	Unrelated Business Taxable Income	33
14.4	Attorneys' Fees	33
14.5	Amendments	33
14.6	Transfers by Landlord	33
14.7	Severability	33
14.8	Notices	33
14.9	Intentionally Omitted	34
14.10	No Option	34
14.11	Integration and Interpretation	34
14.12	Quitclaim	34
14.13	No Easement for Light, Air, and View	34
14.14	No Merger	34
14.15	Memorandum of Lease	34
14.16	Survival	34
14.17	Financial Statements	35
14.18	No Joint Venture	35
14.19	Successors and Assigns	35
14.20	Applicable Law	35

14.21	Time of the Essence; Force Majeure	35
14.22	Confidentiality	35
14.23	Interpretation	36
14.24	Parking	36
14.25	Fitness Center	37
14.26	Conference Facility	37
14.27	Brokers	37
14.28	USA Patriot Act Disclosures	37
14.29	Transportation Management	37

Attachments:
Exhibit A	Floor Plan of the Premises
Exhibit B	Legal Description of the Real Property
Exhibit C	Work Letter
Exhibit D	Lease Commencement Certificate

SCHEDULE OF DEFINED TERMS

	Section No.	Page No.

Above Standard Improvements	Section 5.7	10
Allowance	Section 6.2	11
Alterations	Section 6.7	13
Base Rent	Section 2.6(a)	3
Basic Services	Section 5.1	8
Building Components	Section 1.2	1
Building	Section 1.1	1
Building Standard Improvements	Section 5.7	10
Business Days	Section 5.2	9
Claims	Section 7.1	16
Common Areas	Section 1.3	1
Complex	Section 1.1	1
Construction Manual	Section 6.1	11
Cost Statement	Section 4.6	7
Covenants	Section 1.5	2
Estimated Operating Costs	Section 4.2	4
Event of Default	Section 13.1	28
Expiration Date	Section 2.1	2
Extra Services	Section 5.4	9
Force Majeure	Section 14.21	35
Garage	Section 14.24	36
Hazardous Materials	Section 7.2(a)	17
Hazardous Materials Claims	Section 7.2(b)	17
Hazardous Materials Laws	Section 7.2(c)	17
Incentive Payment	Section 7.2(b)	17
Landlord Parties	Section 11.4	24
Laws	Section 6.9(a)	14
Major Vertical Penetrations	Section 1.2	1
Minor Alterations	Section 6.7	13
Normal Office Hours	Section 5.2	9
Operating Costs Adjustment	Section 4.6	7
Operating Costs	Section 4.4	4
Parking Lessee	Section 14.24	36
Parking Passes	Section 14.24	36
Permitted Hazardous Materials	Section 7.2(d)	18
Permitted Transfer	Section 8.1(c)	19
Permitted Transferee	Section 8.1(c)	19
Permitted Use	Section 2.4	2
Premises	Section 1.1	1
Prior Lease	Section 1.1	1
Real Property	Section 1.1	1
v

Real Property Taxes	Section 4.4(i)	5
Rent	Section 2.5	3
Rentable Area	Section 1.4	2
Security Deposit	Section 3	3
Senior Instruments	Section 10.1	22
Senior Parties	Section 10.1	22
Successor	Section 10.2	22
Tenant Improvements	Section 6.1	11
Tenant Parties	Section 6.5	12
Tenant's Personal Property	Section 6.4	12
Tenant's Proportionate Share	Section 4.3	4
Term Commencement Date	Section 2.1	2
Term	Section 2.1	2
Transfer	Section 8.1	18
Transferee	Section 8.1	18

Office Space Lease
The Summit, Bellevue
This Office Space Lease (the "Lease") is made and entered into as of the date set forth in the Basic Lease Information Sheet attached hereto and incorporated herein by this reference, by and between HINES GLOBAL REIT SUMMIT HOLDINGS LLC, a Delaware limited liability company ("Landlord") and LIMEADE, INC., a Washington corporation ("Tenant"). Tenant authorizes Landlord to insert the date of Landlord's execution hereof as the Effective Date on the Basic Lease Information Sheet and if no date is inserted, the Effective Date shall be the date Landlord's signature was notarized.
Now, therefore, in consideration of the mutual covenants and agreements contained in this Lease, the parties agree as follows:
ARTICLE 1
Premises
1.1    Lease. Subject to the terms, covenants and conditions set forth herein, Landlord leases to Tenant and Tenant leases from Landlord the premises identified in the Basic Lease Information Sheet, which are depicted on the floor plan attached hereto as Exhibit A (the "Premises"). The Premises are a part of a building and other improvements (collectively, the "Building"). The Building is part of the two building development (the "Complex) commonly known as The Summit, in Bellevue, Washington, on the property legally described on Exhibit B (the "Real Property"). Landlord reserves the right to add an additional building to the Complex. Tenant acknowledges that it currently occupies the Premises under a sublease with Puget Sound Energy (as amended from time to time, the "Prior Lease"). Landlord shall be deemed to have delivered possession of the Premises to Tenant immediately upon expiration of the lease between Landlord and Puget Sound Energy. Nothing contained herein shall release Tenant from any liability for obligations under the Prior Lease that accrue prior to the Tenn Commencement Date or that relate to events that occur prior to such date or that are stated therein to survive termination of the Prior Lease.
1.2    Landlord's Reserved Rights. In addition to all other rights reserved by Landlord under this Lease, Landlord reserves from the leasehold estate hereunder, and the Premises shall not include, (a) the exterior surfaces of the walls and windows bounding the Premises, and (b) all space located within the Premises for Major Vertical Penetrations (as defined below), conduits, electric and all other utilities, heating, ventilation and air-conditioning and fire protection and life safety systems, sinks or other Building facilities that do not constitute Tenant Improvements (collectively, "Building Components"). Landlord shall have the use of the Building Components and access through the Premises for operation, maintenance, repair or replacement thereof. Landlord shall have the right from time to time, to install, remove or relocate Building Components within the Premises so long as Landlord does not permanently and materially reduce the square footage of the Premises. As used herein, the term "Major Vertical Penetrations" shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.
1.3    Common Areas. Tenant shall have the nonexclusive right (in common with other tenants or occupants of the Building, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas, subject to such rules and regulations as Landlord may from time to time impose. Landlord may at any time close temporarily any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Building, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than tenants, and may do such other acts in and to the Common Areas as in its judgment may be desirable; provided, however, except in the case of an emergency, none of the foregoing may unreasonably interfere to Tenant's access to the Premises, and any work in the Common Areas shall, to the extent reasonably practicable, be performed in a manner that minimizes any interference with Tenant's use of the Premises for the Permitted Use. Landlord may from time to time permit portions of the Common Areas to be used exclusively by specified tenants, provided that if such use is for a significant period of time costs associated with such Common Areas, other than real property taxes and assessments, shall not be included in Operating Costs for so long as the use thereof remains restricted to specified tenants. Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas. "Common Areas" means those areas designated by Landlord from time to time for the common use of tenants in the Building and may include ground floor lobbies, seating areas and elevator foyers; parking garage vestibules; fire vestibules; mechanical areas; restrooms and corridors on multi-tenant floors; elevator foyers and lobbies on multi-tenant floors; electrical and janitorial closets; telephone and equipment rooms; loading docks; locker rooms, exercise and conference facilities available for use by Building tenants (if any); walkways, roadways and sidewalks; trash areas; parking areas; mechanical areas; landscaped areas including courtyards, plazas and patios; and other similar facilities maintained for the benefit of Building tenants and invitees.
1.4    Calculation of Rentable Area. The term "Rentable Area" as used in this Lease shall mean the area or areas of space within the Building and the Complex as determined by Landlord from time to time in accordance with Landlord's customary methodology for measuring areas in the Building and the Complex and will include a portion of the Common Areas and service and amenity areas of the Building and the Complex. Landlord and Tenant stipulate that the Rentable Area set forth in the Basic Lease Information Sheet correctly states the Rentable Area of the space initially included in the Premises as of the Effective Date.
1.5    Covenants. Subject to Section 10.1, this Lease is subject and subordinate to all cost sharing agreements, joint use agreements, covenants, conditions, restrictions and easements affecting the Real Property and any other matters of record, now or in the future (the "Covenants") and Landlord may amend, modify, terminate or add to any of the Covenants at any time so long as none of the foregoing prohibit or unreasonably restrict Tenant's use of the Premises for the Permitted Use.
ARTICLE 2
Term, Use of Premises and Base Rent
2.1    Term. The term "Term Commencement Date" shall mean, the date stated in the Basic Lease Information Sheet. The "Term" of this Lease shall mean the number of years and/or months set forth in the Basic Lease Information Sheet, commencing on the Term Commencement Date. The term "Expiration Date" shall mean the last day of the Term.
2.2    Delivery. Landlord shall deliver possession of the Premises to Tenant in its current as is condition.
2.3    Confirmation. Tenant shall, within ten (10) days after receipt, execute and return to Landlord a Lease Commencement Certificate in the form of Exhibit D attached hereto, or any similar form requested by Landlord, confirming the information thereon. Failure within such time to execute and return or to object in writing to the Lease Commencement Certificate shall be conclusively deemed to be an acknowledgement that Tenant agrees to the terms shown thereon and Tenant shall be deemed to have confirmed that the certificate is correct as presented.
2.4    Use. Subject to the restrictions set forth in Section 7.1, Tenant shall use the Premises solely for executive, professional, corporate or administrative offices suitable for a class A downtown office building (the "Permitted Use") and for no other use or purpose. Notwithstanding the foregoing, for the purpose of limiting the type of use permitted by Tenant, or any party claiming through Tenant, but without limiting Landlord's right to lease any portion of the Complex to any tenant of Landlord's choice, the Permitted Use shall not include: (a) offices of any agency or bureau of the United States or any state or political subdivision thereof; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (d) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use; (e) retail, restaurant or food service uses; (f)

broadcast studios or other broadcast production facilities, such as radio and/or television stations; (g) call centers or product display or demonstration facilities; (h) offices at which deposits or bills are regularly paid in person by customers; (i) personnel agencies, except offices of executive search firms; G) any use that is prohibited by or would conflict with any exclusive use rights or other provision of any other tenant's lease currently existing or executed prior to the commencement of the use in question; provided that Landlord represents to Tenant that to Landlord's current actual knowledge, Tenant's current use of the Premises does not conflict with any such existing exclusive right; (k) child day care services; or (I) any energy company or state or federal power or gas regulatory agency; or (m) any co-working, work-share or office-sharing business (including but not limited to excusive office suites, flexible workplace center or any comparable for profit arrangement [which shall not prohibit any subleases including those that qualify as Permitted Transfers]).
2.5    Payments by Tenant. As used herein, the term "Rent" shall include Base Rent, Operating Costs (as defined in Article 4 below) and all other sums payable by Tenant to Landlord. Tenant shall pay Rent at the times and in the manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided in Article 13.
2.6    Payment of Base Rent.
(a)    General. Tenant's obligation to pay Base Rent and Operating Costs shall commence upon the Term Commencement Date and its other obligations under this Lease shall commence upon execution hereof or entry onto the Premises (as applicable). Tenant shall pay Base Rent in the amounts set forth in the Basic Lease Information Sheet ("Base Rent") as the same may be adjusted from time to time hereunder in advance on or before the first day of each calendar month during the Term; provided, however, that Base Rent and Tenant's Proportionate Share of Operating Costs for the first full calendar month in which such sums are payable shall be paid in advance upon execution of this Lease and shall be applied by Landlord to the first installment(s) thereof payable hereunder. All payments of Rent due under this Lease shall be payable in advance, without demand (except as specifically provided herein) and without reduction, abatement, counterclaim or setoff, at the address specified in the Basic Lease Information Sheet, or at such other address as may be designated by Landlord.
(b)    Incentive Payment. Provided no default occurs under this Lease and remains uncured, and provided no liens are filed relating to work performed on behalf of Tenant that remain undischarged or un-bonded, Landlord shall pay the sum set forth in the Basic Lease Information Sheet (the "Incentive Payment") to Tenant within thirty (30) days after the Term Commencement Date. If an Event of Default occurs under this Lease at any time during the Term, Tenant will not be entitled to the Incentive Payment and must repay to Landlord the unamortized portion of the Incentive Payment previously received (based on straight line amortization over the initial Term of this Lease).
2.7    Partial Month. If the Term Commencement Date is not the first day of a calendar month, Base Rent and Operating Costs for that partial calendar month shall be prorated based on the actual number of days in the month included in the Term and a 365 day year and the prorated installment shall be paid on the Term Commencement Date.
ARTICLE 3
Security Deposit
Concurrently with execution hereof, Tenant shall pay to Landlord the amount described in the Basic Lease Information Sheet, as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any defaults on the part of Tenant or to compensate Landlord for any damage or costs Landlord incurs as a result of Tenant's failure to perform any of its covenants or obligations hereunder. In such event, and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to the original amount. Tenant acknowledges that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease, at law or in equity. Within a reasonable period of time after expiration of the Term or earlier termination of this Lease, the Security Deposit shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or otherwise, to repair damages to the Premises caused by Tenant and to restore the Premises to the condition required by this Lease. Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest thereon. If Landlord conveys or transfers its interest in the Premises, and as a part of such conveyance or transfer, assigns its interest in this Lease, then Landlord shall be released and discharged from any further liability to Tenant with respect to the Security Deposit.
ARTICLE 4
Payment of Operating Costs
4.1     Net Lease. This is a net lease. Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions of this Article 4 for payment of Operating Costs by means of periodic payment of Tenant's Proportionate Share (as defined in Section 4.3) of Estimated Operating Costs (as defined in Section 4.2) and the Operating Costs Adjustment (as defined in Section 4.6) are intended to pass on to Tenant and reimburse Landlord for Tenant's Proportionate Share of all costs and expenses of the nature described in Section 4.4.
4.2    Estimated Payments. Tenant shall pay Tenant's Proportionate Share of Estimated Operating Costs in advance on or before the first day of each calendar month during the Term. "Estimated Operating Costs" for any calendar month shall mean Landlord's estimate of Operating Costs for the calendar year within which such month falls, divided into twelve (12) equal monthly installments. Landlord shall provide Tenant with a statement setting forth the Estimated Operating Costs and Tenant's Proportionate Share thereof within a reasonable period of time after the Term Commencement Date and the commencement of each calendar year thereafter. Landlord may adjust such estimate from time to time by written notice. Until a new statement of Estimated Operating Costs is received Tenant shall continue to make the monthly payment of Estimated Operating Costs applicable to the prior year.
4.3    Tenant's Proportionate Share. "Tenant's Proportionate Share" shall be calculated by Landlord from time to time and shall mean a percentage equal to the Rentable Area of the Premises divided by the greater of (a) ninety-five percent (95%) of the total Rentable Area in the Complex leased or held for lease, or (b) the Rentable Area of the Complex actually leased to tenants, as calculated by Landlord from time to time. Notwithstanding anything herein to the contrary, in any instance in which Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share of any expense, Landlord shall have the right to allocate such costs in any manner Landlord deems reasonably appropriate. Landlord may establish cost pools for certain expenses that benefit some but not all tenants in the Complex and may allocate such costs to the tenants benefited by such costs using any commercially reasonable basis selected by Landlord.
4.4    Operating Costs. "Operating Costs" shall mean all expenses and costs (but not specific costs that are separately billed to and payable by specific tenants) of every kind and nature that Landlord shall pay or incur or become obligated to pay or incur (including, without limitation, costs incurred by managers and agents that are reimbursed by Landlord) because of or in connection with the management, repair, maintenance, replacement, preservation, ownership and operation of the Complex and any supporting facilities directly serving the Complex (as allocated to the Complex in accordance with standard accounting practices, consistently applied). Operating Costs shall include, but not be limited to the following types of expenses:
(a)    Wages, salaries, reimbursable expenses and benefits of all on-site and off-site personnel, including employees, independent contractors and agents, engaged in the operation, repair, maintenance, management and security of the Complex and the direct costs of training such employees; provided, however, any such costs associated with any of the foregoing personnel who also provide services to other properties shall be appropriately allocated among all such properties.

(b)    Costs (including fair market rental) for any property management and engineering offices anywhere within the Complex, conference room, exercise facilities and other areas dedicated to amenities available to tenants in the Complex that would otherwise be leasable area and the cost of operating such areas and amenities, including the cost of acquiring or leasing equipment therein (net of any revenues actually received from users in connection with the use of such amenities).
(c)    All supplies, materials, furniture and equipment used in the operation and maintenance of the Complex and tenant amenities, including, without limitation, the cost of erecting, maintaining and dismantling art work and similar decorative displays commensurate with operation of a Class A office project in the Bellevue market.
(d)    Utilities, including, without limitation, water, power, sewer, waste disposal, communication and cable television facilities, heating, cooling, lighting and ventilation of the Complex.
(e)    All maintenance, extended warranties (amortized over the period of such· warranty), janitorial and service agreements for the Complex and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of the Complex and all Building Components.
(f)    Legal and accounting services for the Complex, including, but not limited to, the costs of audits by certified public accountants of Operating Costs records, subject to the limitations set forth below with respect to legal services.
(g)    All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty, liability, rental abatement or interruption, flood and earthquake insurance applicable to the Complex and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for commercially reasonable "deductible" or self-insurance provisions).
(h)    Repairs, replacements and general maintenance of the Complex (except for repairs and replacements (i) paid for from the proceeds of insurance (or that would be paid from the proceeds of insurance but for Landlord's failure to maintain the insurance coverage required hereunder), (ii) paid for or payable directly by Tenant, other tenants or any third party, or (iii) made in order to correct code violations in existence on the Effective Date of this Lease under Laws then in effect and as applied to the Complex as of the Effective Date.
(i)    All real and personal property taxes, assessments, local improvement or special benefit district charges and other governmental charges, special and general, known and unknown, foreseen and unforeseen, of every kind and nature whatsoever (i) attributable to the Real Property or the Complex or levied, assessed or imposed on, the Real Property or the Complex, or any portion thereof, or interest therein; or (ii) attributable to or levied upon Landlord's personal property located in, or used in connection with the Complex; including (A) surcharges and all local improvement or special benefit and other assessments levied with respect to the Complex, the Real Property, and all other property of Landlord used in connection with the operation of the Complex; (B) any taxes levied or assessed in lieu of, in whole or in part, or in addition to such real or personal property taxes (including, but not limited to, leasehold taxes, business and occupation taxes and taxes or license fees upon or measured by the leasing of the Complex or the rents or other income collected therefrom; (C) any and all costs, expenses and reasonable attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the valuation, imposition, collection or validity of any of the foregoing taxes, assessments, charges or fee (collectively, "Real Property Taxes"). If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes for any year only those installments (including interest, if any) which would become due by exercise of such option. Real Property Taxes shall not include (x) inheritance or estate taxes imposed upon or assessed against the Complex, or any part thereof or interest therein, or (y) federal or state income taxes computed upon the basis of the Landlord's net income. If as a result of a successful tax contest Landlord receives a refund of any payment of Real Property Taxes for any period during the Term for which Tenant has paid such Real Property Taxes, Landlord shall either refund Tenant's Proportionate Share thereof (after deducting any actual costs incurred by Landlord and not previously recovered from tenants under clause (C) above or otherwise) within thirty (30) days following Landlord's receipt thereof or credit such amount against the next installment(s) of Operating Costs due from Tenant. The foregoing obligation of Landlord shall survive the expiration of the Term of the termination of this Lease until the final Cost Statement is prepared and any sums owed by either party pursuant to Section 4.6 have been paid.
(j)    Amortization (together with reasonable financing charges) of capital costs incurred (i) to comply with the requirements of any applicable Law, (ii) to repair or replace items which Landlord is obligated to maintain under this Lease and not paid for or payable directly by Tenant, other tenants or any third party; or (iii) to improve the operating efficiency of the Complex or reduce Operating Costs provided that Operating Costs shall not include capital costs incurred to correct code violations in existence on the Effective Date of this Lease under Laws then in effect and as applied to the Complex as of the Effective Date. As used in this Section, "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized together with interest thereon at a rate reflecting Landlord's actual cost of funds or ten percent (10%) per annum, whichever is more. Notwithstanding the foregoing, however, Landlord may treat as expenses (chargeable in the year incurred), and not as capital costs, items that cost less than two percent (2%) of Estimated Operating Costs for the year in question.
(k)    Without duplicating any expenses passed through as Real Property Taxes, all charges of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly (i) for or in connection with public improvements, user, maintenance or development fees, transit, parking, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (ii) for environmental matters or as a result of the imposition of mitigation measures, including compliance with any transportation management plan, or fees, charges or assessments as a result of the treatment of the Complex, or any portion thereof or interest therein, as a source of pollution or storm water runoff.
(l)    A management fee equal to no less than three percent (3%) of all revenue (excluding such management fee) derived from the Complex, including without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Complex, revenues from the Garage and other revenues derived from any other part of or right in the Complex.
(m)    All costs payable pursuant to the Covenants.
Notwithstanding the foregoing, Operating Costs shall not include
(aa)    any sums collected from or payable by other Complex tenants for special services provided to such tenant in excess of the services provided to Tenant hereunder;
(bb)    amounts received from insurance claims (or that would have been recoverable under any policy of insurance carried or required to be carried by Landlord hereunder, but for Landlord's failure to carry any such insurance or its failure to tender a claim to the insurer if the cost of pursuing the claim would be reasonable in light of the potential recovery) and costs ofrepair and reconstruction related thereto to the extent of such insurance proceeds (other than deductible amounts under applicable insurance policies);
(cc)    ground rent (if any);
(dd)    principal, interest or loan fees incurred in connection with any loan secured by the Complex or the Real Property;
(ee)    leasing commissions;
(ff)    except as permitted under Section 4.4.1(j) above, depreciation or amortization of the Complex or Building Components or expenses that should be capitalized in accordance with standard accounting practices, consistently applied;

(gg)    any penalties due to violation of Law or fines imposed for late payment of any Operating Costs by Landlord or interest thereon, unless such penalties, interest or fines were caused directly or indirectly by Tenant;
(hh)    attorneys' fees, costs, disbursements and other expenses incurred in connection with (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against tenants relating solely to the collection of Rent or other sums due to Landlord from such tenants, or (iv) defense of any criminal case;
(ii)    any costs of removal, remediation or encapsulation of any asbestos containing materials or other Hazardous Materials in the Complex except for costs incurred in connection with Hazardous Materials lawfully used in operation, maintenance and repair of the Complex;
(jj)    improvements or alterations to tenant spaces or leasable portions of the Complex;
(kk)    any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is in excess of the amount that would have been paid for a comparable level and quality of service in the absence of such relationship;
(II)    charitable or political contributions;
(mm)    impact fees or other governmental charges assessed as part of the land use entitlement or permitting process for any existing or new Building in the Complex;
(nn)    general overhead costs (including accounting, risk management and office costs) except to the extent such costs are reasonably allocated among properties benefited by such costs; or
(oo)    costs of any items to the extent Landlord receives or is entitled to reimbursement from a third party except as a part of operating cost recoveries.
4.5    Adjustment for Occupancy. Notwithstanding any other provision herein to the contrary, if during any year of the Term the Building or the Complex is not fully occupied by tenants paying full rent or all premises within the Building or the Complex do not receive Basic Services (as defined in Section 5.1 below), then an adjustment shall be made in computing Operating Costs for such year so that Operating Costs shall be computed as though the Building or the Complex had been fully occupied by tenants paying full rent and provided with Basic Services during such year; provided, however, that in no event shall Landlord collect in total, from Tenant and all other tenants of the Complex, an amount greater than one hundred percent (100%) of Operating Costs during any year of the Term.
4.6    Computation of Operating Costs Adjustment. The term "Operating Costs Adjustment" for any calendar year shall mean the difference, if any, between Estimated Operating Costs and actual Operating Costs for that calendar year. Landlord shall, within a reasonable period of time, not to exceed one hundred and twenty (120) days, after the end of any calendar year for which Estimated Operating Costs differs from actual Operating Costs, give written notice thereof to Tenant (a "Cost Statement"). The Cost Statement shall include a statement of the total Operating Costs applicable to such calendar year and the computation of the Operating Costs Adjustment. Landlord's failure to give such Cost Statement within a reasonable period of time after the end of any calendar year for which an Operating Costs Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 4.7. The Cost Statement shall be final and binding on Tenant unless Tenant objects in writing within sixty (60) days after receipt thereof.
4.7    Adjustment for Variation Between Estimated and Actual. If Tenant's Proportionate Share of Operating Costs for any calendar year exceeds the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, Tenant shall pay to Landlord Tenant's Proportionate Share of the Operating Costs Adjustment within thirty (30) days after delivery of the Cost Statement. If the Tenant's Proportionate Share of Operating Costs for any calendar year is less than the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, then Landlord, at Landlord's option, shall either (a) pay Tenant's Proportionate Share of the Operating

Costs Adjustment to Tenant in cash, or (b) credit said amount against future installments of Estimated Operating Costs payable by Tenant hereunder. If the Term commences or terminates at any time other than the first day of a calendar year, Tenant's Proportionate Share of the Operating Costs Adjustment shall be calculated based upon the exact number of calendar days during such calendar year that fall within the Term, and any payment by Landlord or Tenant required hereunder shall be paid even if the Term has expired when such determination is made, and Section 4.6 and this Section 4.7 shall each survive the expiration of the Term or the Termination of this Lease until the final Cost Statement is prepared and any sums owed by either party pursuant to Section 4.6 have been paid.
ARTICLE 5
Landlord's Covenants
5.1    Basic Services. So long as no Event of Default is continuing under this Lease, during Tenant's (or any subtenant's or assignee's) occupancy of the Premises Landlord shall provide the following ordinary and customary services ("Basic Services"):
(a)    Cold and hot water (other than hot water for special needs which will be supplied as an Extra Service) at those points of supply provided generally for tenants in the Building.
(b)    Central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as may be permitted or controlled by applicable Laws (as defined in Section 6.9) during Normal Office Hours.
(c)    Maintenance and repairs of (i) the structural portions of the Building, (ii) the exterior walls of the Building, including glass and glazing, (iii) the roof, (iv) base Building mechanical, electrical, plumbing, heating, ventilation, air-conditioning and life safety systems, and (v) Common Areas, all consistent with the operation of the Building as a Class A project.
(d)    Janitorial service on a five (5) day week basis, excluding holidays, in accordance with Landlord's customary janitorial specifications which shall not include cleaning of any specialized equipment or finishes in the Premises. If Tenant installs any specialized equipment or finishes in the Premises or requires additional cleaning not covered by Landlord's customary janitorial specifications, Tenant shall contract directly with Landlord's property manager to provide such janitorial service.
(e)    An electrical system to convey power delivered by public utility or other providers selected by Landlord, in amounts sufficient for normal administrative office operations during Normal Office Hours as provided in similar office buildings, but not to exceed a total allowance of four (4) watts per square foot of Rentable Area (which includes an allowance for lighting of the Premises), provided that no single item of electrical equipment consumes more than one-half (0.5) kilowatt at rated capacity or requires a voltage other than one hundred twenty (120) volts, single phase. If Tenant's electrical requirements, as estimated by Landlord based upon rated capacity (or based upon metered consumption), exceed four (4) watts per square foot of Rentable Area or if Tenant installs equipment exceeding the foregoing capacity, Tenant shall pay the full amount of such excess together with any additional costs incurred by Landlord to provide such excess capacity. Tenant may not install equipment exceeding such capacity without Landlord's prior approval, which shall not be unreasonably withheld, but may be conditioned on Tenant's installation of submetering equipment. If the installation and operation of Tenant's electrical equipment requires additional air conditioning capacity above that provided by the base Building equipment as part of Landlord's normal operation thereof, then Landlord may require Tenant to install, maintain and operate supplemental additional air conditioning equipment, at Tenant's cost and any costs incurred by Landlord in connection therewith (including utilities) shall be considered an Extra Service and shall be subject to the provisions of Section 5.4 below. If Landlord reasonably believes that Tenant's actual utility consumption exceeds typical office usage or any specific threshold set forth herein, Landlord may require Tenant to pay for the installation and operation of utility metering devices to measure actual utility consumption in the Premises, in which case Tenant shall pay for such utility based on actual usage, either directly to the applicable utility provider or to Landlord based on the actual per unit charge incurred by Landlord, without mark-up.

(f)    Installation, maintenance and replacement of Building standard lamps, bulbs and ballasts used in the Premises and lighting service for all public areas and special service areas of the Building.
(g)    Courtesy patrol and access controls and monitoring for the Complex in accordance with Landlord's customary practices, which may include electronic card key access, roving personnel or surveillance devices; provided, however, that any such service shall be provided by unarmed personnel and shall not include alarm systems for special surveillance of the Premises; and provided, further, that Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons in or on the Complex.
(h)    Access to the Premises twenty-four (24) hours per day, seven (7) days per week, including (except in an emergency or for necessary repairs or maintenance) at least one (1) elevator serving the floor on which the Premises are located at all times, provided that such access may be subject to any reasonable access control procedures as may be imposed by Landlord from time to time including use of a key and or other device; and may be restricted from time to time for testing. repairs and maintenance or in connection with any emergency. Landlord's staff is not required to provide entry to any person who does not have an access card or key.
5.2    Hours of Operation. The term "Business Days" shall mean Monday through Friday, excluding State and Federal holidays and all days that maintenance employees of the Building are entitled to take off or to receive extra compensation for. from time to time under their union contract or other agreement. The term "Normal Office Hours" shall mean Business Days from 7:00 a.m. to 6:00 p.m., and Saturdays from 9:00 a.m. to 1:00 p.m.
5.3    Interruption.
(a)    Landlord shall not be liable for damages to either person or property, nor for injury to or interference with or interruption of Tenant's business operations, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (a) interruption of, or deficiency in, the provision of Basic Services; (b) breakdown or malfunction of lines, cables, wires, pipes, equipment or machinery supplying Basic Services or telecommunications; or (c) curtailment or cessation of Basic Services due to causes or circumstances beyond the reasonable control of Landlord, including but not limited to (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel from the providers thereof, (iv) acts of God, and (v) war, terrorism, civil unrest, and rioting.
(b)    Notwithstanding anything to the contrary contained in this Section 5.3, if: (i) Landlord does not furnish any Basic Service for a period in excess of five (5) consecutive Business Days after Tenant notifies Landlord of such interruption; (ii) such interruption arises solely from Landlord's or its employee's negligence or intentional misconduct; (iii) such interruption is not caused by a fire or other casualty (in which event Article 12 shall apply); and (iv) as a result of such interruption, the Premises or any portion thereof is rendered untenantable and Tenant in fact ceases to use the affected portion of the Premises, then, as Tenant's sole and exclusive remedy for such interruption, Base Rent shall be abated on the untenantable portion of the Premises during the period beginning on the day Tenant delivers notice of such interruption to Landlord and ending on the day when Basic Service has been restored. Tenant shall not be entitled to any rent abatement if the interruption was caused in whole or in part by Tenant or any Tenant Party or if the means of restoring the service is outside Landlord's control..
5.4    Extra Services. Landlord, or its affiliate, may provide to Tenant in Landlord's discretion and at Tenant's cost (and subject to the limitations hereinafter set forth) additional services ("Extra Services") as set forth below (such services to be provided by Landlord only to the extent such services are usually, ordinarily, and customarily rendered to tenants in connection with the rental of space in comparable commercial office buildings in the City of Bellevue, otherwise such services will be provided by Landlord's affiliate). Landlord will provide Extra Services only upon request from Tenant or to correct a default of

Tenant, except that Tenant shall be deemed to have requested extra janitorial service if it installs Tenant Improvements that require janitorial service above that required for Building Standard Improvements. Tenant shall pay Landlord for the cost (including capital costs, out-of-pocket expenses and the allocated cost of Landlord's employees) of providing any Extra Services, together with an administrative fee equal to fifteen percent (15%) of such cost, within ten (10) days following presentation of an invoice by Landlord, or its affiliate, to Tenant. The cost chargeable to Tenant for Extra Services shall constitute additional Rent.
(a)    Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements.
(b)    Heating, ventilation, air conditioning or extra electrical equipment or service during hours other than Normal Office Hours. Landlord shall provide said heating, ventilation and air conditioning or extra service solely upon the prior request of Tenant given in compliance with the notice requirements and procedures that Landlord may establish from time to time. Tenant shall pay for this Extra Service at the hourly rate established by Landlord from time to time and generally assessed to tenants of the Building.
(c)    Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided under Section 5.1.
(d)    Any other item or service described in this Lease as an Extra Service or that Landlord is not required to provide as part of Basic Services.
5.5    Window Coverings. Unless otherwise approved by Landlord, Tenant shall use only Building standard window coverings. Tenant shall not remove, replace or install any window coverings, blinds or drapes on any exterior window without Landlord's prior written approval. Tenant acknowledges that breach of this covenant may directly and adversely affect the exterior appearance of the Building and the operation of the heating, ventilation and air conditioning systems.
5.6    Graphics and Signage. Landlord shall provide the initial identification of Tenant's name on the directory board and/or electronic directory, if any, in the main lobby of the Building and, if the Premises is on a multi-tenant floor, on the main entry to the Premises and in the elevator lobby on the floor on which the Premises is located, all using Landlord's standard format. All signs, notices and graphics of every kind or character, visible in or from public corridors, the Common Areas or the exterior of the Premises shall comply with Landlord's design guidelines and with the construction regulations and procedures for the Building adopted by Landlord from time to time and any deviation shall be subject to Landlord's prior written approval. Landlord hereby approves Tenant's existing signage in the Premises. Except for the signage to be installed by Landlord, Tenant shall be solely responsible for all costs of signage design, permitting, installation, maintenance and removal and shall reimburse Landlord for any costs incurred by Landlord in connection with Tenant's signage. Tenant must remove all of its signage from the Building upon expiration or any early termination of this Lease and shall restore the affected areas so that they match the adjacent surfaces and no evidence of the signage is visible. Landlord may remove any signage as and when necessary to perform repairs and maintenance, but shall reinstall any such signage upon completion of any such work. Tenant, at Tenant's sole cost, shall be allowed to place signage identifying Tenant on the exterior monument sign for the Building using Landlord's standard format or the same format used in Tenant's sign that was previously located on the monument sign.
5.7    Building Standard Improvements. "Building Standard Improvements" shall mean Tenant Improvements which are consistent with the Landlord's standard specifications for the Building as to type, quality, size and quantity. Landlord may make changes to the specifications for the Building Standard Improvements from time to time, provided that the same remain consistent with class A office buildings in the Bellevue market, and further provided that no such change shall obligate Tenant to modify or replace any existing improvements or cause any existing improvements to be characterized as Above Standard Improvements. "Above Standard Improvements" shall mean those Tenant Improvements that are unique to this Tenant or are of a type, quality, size or quantity different from the Building Standard Improvements. All

Above Standard Improvements shall be constructed of materials and designed to standards of at least the same or better quality as comparable Building Standard Improvements. In instances where this Lease refers to Building Standard Improvements as a standard for the provision of services, maintenance, repair or replacement by Tenant or Landlord, such reference shall be to the difference in required services, maintenance, repairs or replacements between the Tenant Improvements as constructed in the Premises and the Building Standard Improvements, had Building Standard Improvements been constructed in the Premises.
5.8    Peaceful Enjoyment. Tenant shall have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements herein contained within any notice and cure periods set forth herein. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only during their respective periods of ownership.
ARTICLE 6
Tenant's Covenants
6.1    Compliance With Work Letter. Tenant shall comply with the rules and regulations adopted by Landlord from time to time for construction in the Building and the terms and conditions of the construction manual for the Building, which are incorporated herein by this reference (the "Construction Manual") with respect to design and construction of any additional Tenant Improvements in the Premises. As used in this Lease, "Tenant Improvements" shall mean all improvements in the Premises in addition to the base Building, including Building Standard Improvements and Above Standard Improvements.
6.2    Construction of Tenant Improvements. Tenant acknowledges that it occupies the Premises under the Prior Lease and accepts the Premises in its current as-is condition. Except as expressly provided herein, Tenant shall be solely responsible for the design, permitting and construction of any alterations in the Premises necessary to refurbish or adapt the Premises to Tenant's use. All alterations shall be completed by Tenant in accordance with Section 6.7 below, at Tenant's expense except that Landlord shall reimburse Tenant for the actual costs incurred by Tenant on or after the Term Commencement Date, to design and construct Alterations in the Premises (including the cost of permit and construction drawings, fees, and permits and other hard and soft costs), up to the maximum amount set forth in the Basic Lease Information Sheet (the "Allowance"). Tenant may complete Alterations in two or more phases and in that event the conditions for the disbursement of the Allowance shall be applied separately to each phase. Although the Allowance may be used to reimburse Tenant for planning and permitting costs incurred before the Term Commencement Date disbursement will not occur until after the dates provided below. Provided that there is no continuing Event of Default and Tenant (together with any permitted subtenants) is occupying the Premises on each of the disbursement dates and has satisfied all of the requirement set forth below, Landlord shall disburse the Allowance to Tenant as set forth in this Section 6.2. One third (1/3) of the Allowance will be available to Tenant beginning August 1, 2018, an additional one third (1/3) of the Allowance will be available to Tenant beginning August 1, 2019, and the final one third (1/3) of the Allowance will be available to Tenant beginning August 1, 2020. If the amount of expenses incurred by Tenant that would otherwise qualify for reimbursement from the Allowance exceeds the amount of the Allowance then available for disbursement to Tenant, Tenant shall be entitled to reimbursement for such expenses when the next installment of Allowance funds are made available to Tenant as provided above (for example, Tenant may apply the disbursement of the Allowance in 2019 to expenses incurred in 2018, and the disbursement of the Allowance in 2020 to expenses incurred in 2018 or 2019. Tenant shall pay for the costs of all Alterations as and when due. Landlord shall pay each disbursement of the Allowance to Tenant within thirty (30) days after all of the following conditions have been satisfied: (i) completion of the Alterations for which reimbursement is sought in accordance with the approved plans, (ii) Landlord’s receipt of invoices for all costs and expenses related to the Alterations, including such appropriate back-up documentation as Landlord shall request together with lien releases corresponding to prior progress payments; (iii) Landlord’s receipt of fill and final original, signed lien releases from all contractors , subcontractors and supplied owed more than Two Thousand Five Hundred Dollars ($2,500) in connection with the Alterations in that phase, and (iv) Landlord’s receipt of as built plans showing all Alterations. Each disbursement request shall include a budget accounting for all actual and anticipated costs of the Alterations. If the budget shows that the remaining costs will exceed the installment of the Allowance to be disbursed, Landlord shall not be required to disburse the installment of the Allowance until Tenant has paid such excess. The Allowance may not be used to pay for any furniture, fixtures or equipment (including the purchase or installation of removable workstations and office equipment), wiring, or telecommunications equipment or cabling. All additions to or improvements of the Premises, whether of Building Standard Improvements or Above Standard Improvements, shall be and become the property of Landlord upon installation and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise, except as otherwise stated herein. Although Tenant Improvements become the property of Landlord upon installation, they are intended to be for the convenience of Tenant and are not intended to be a substitute for Rent or any part thereof.
6.3    Telecommunications. Tenant shall install and maintain all required intrabuilding network cable and other communications wires and cables (the "Lines") necessary to serve the Premises from the point of presence in the Building. Tenant must use Landlord's designated riser manager for all vertical runs in the shell and core riser closet. Tenant shall obtain telecommunications services within the Building from vendors selected by Landlord or selected by Tenant and approved by Landlord in its sole discretion. Any provider not currently serving the Building will be required to enter into an access agreement with Landlord on Landlord's standard form. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (a) every four (4) feet outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (b) at the Lines' termination point(s), and (c) as required by any applicable Laws. Upon the expiration of the Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant's sole cost, remove all Lines installed by Tenant, and repair any damage caused by such removal. If Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so as an Extra Service and may charge the cost thereof to Tenant. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (i) in violation of any applicable Laws, (ii) inconsistent with then-existing industry standards, or (iii) otherwise represent a dangerous or potentially dangerous condition.
6.4    Taxes on Personal Property and Above Standard Improvements. In addition to its obligation to pay Tenant's Proportionate Share of Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against Tenant's furniture, equipment, machinery, trade-fixtures, personal property, goods or supplies ("Tenant's Personal Property"), on the value of its Above Standard Improvements, on its interest pursuant to this Lease or on any use made of the Premises or the Common Areas by Tenant in accordance with this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.
6.5    Repairs by Tenant. Subject to Article 12, Tenant shall throughout the entire Term maintain and repair the Premises and keep the same in first class condition suitable for a class A office building, ordinary wear and tear (consistent with Tenant's performance of its repair and maintenance obligations consistently throughout the Term) excepted. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all non-structural elements of walls, floors, ceilings and fixtures and to repair all damage caused by Tenant or Tenant's employees, agents, contractors, officers, directors, partners, members, licensees, subtenants, assignees, invitees and guests ("Tenant Parties") to the Premises or the Building, whatever the scope of the work of maintenance or repair required. Tenant shall repair all damage caused by installation or removal of Tenant's movable equipment or furniture or the installation or removal of any Above Standard Improvements or Alterations (as defined in Section 6.7). Tenant shall use contractors on Landlord's approved list or selected by Tenant and approved in advance by Landlord. If Tenant requests that Landlord's property manager coordinate any repairs or maintenance for which Tenant is responsible, Tenant shall pay for such service. If Tenant fails or refuses to perform such work in a timely and efficient manner, then Landlord (or its affiliate) may perform such work for the account of Tenant as an Extra Service. Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed at Tenant's risk. All such work shall be performed in compliance with all applicable Laws and Tenant shall provide to Landlord copies of all permits and records of inspection issued or obtained by Tenant in connection therewith to establish such compliance. Tenant shall comply with all procedures and requirements for work within the Building established by Landlord from time to time, including, without limitation, insurance requirements. Tenant shall promptly notify Landlord of any needed repairs in the Premises or to the Building Components and shall be liable for any damages incurred by Landlord as a result of any delay in notification.
6.6    Waste. Tenant shall not commit or allow Tenant Parties to commit any waste or damage in any portion of the Premises or the Complex.
6.7    Alterations, Additions, Improvements. Except for Minor Alterations, Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Premises (collectively, "Alterations") without obtaining the prior written consent of Landlord. All Alterations must be performed by a contractor and subcontractors on Landlord's approved list or that have been reasonably approved by Landlord in advance. Landlord's consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Alterations that (a) comply with all applicable Laws and Landlord's rules and regulations; (b) are compatible with the Construction Manual and the Building, including its architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not unreasonably interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (d) do not affect the structural portions of the Building; (e) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; (f) intentionally omitted; and (g) do not affect the exterior appearance of the Building. In determining whether to consent to the proposed Alterations, Landlord shall have the right (without limitation) to review and approve plans and specifications for proposed Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work for Alterations, and the time for performance of such work. Tenant shall not employ, directly or indirectly, any contractor, mechanic or laborer that will introduce labor conflicts to the Complex. Tenant shall obtain all permits, approvals and certificates required by governmental authorities from the start through the completion of the work. No work shall be performed and no deliveries of materials shall be made during Normal Office Hours without Landlord's prior written approval and then only in compliance with any restrictions imposed by Landlord. All Alterations permitted hereunder shall be made and performed by Tenant, without cost or expense to Landlord, in a diligent and first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all Laws and Landlord's construction procedures and requirements for the Building (including, without limitation, Landlord's requirements relating to insurance). Tenant shall provide to Landlord copies of all required permits before beginning work. All Alterations shall use materials comparable to or better than Building Standard Improvements. Tenant shall supply to Landlord any documents and information reasonably requested by Landlord in connection with any Alterations to the Premises, including insurance certificates naming the parties identified by Landlord as additional insureds. Landlord may hire outside consultants to review such documents and information and Tenant shall reimburse Landlord for the cost thereof and Landlord may deduct such cost from the Allowance or may invoice Tenant for such cost in which case Tenant shall pay the invoice within ten (10) days. All Alterations permitted hereunder shall be made and performed by Tenant using contractors approved by Landlord, without cost or expense to Landlord. If Landlord or its property manager or an affiliate provides any construction or project management services for any Alterations at Tenant's request, Tenant shall pay Landlord a fee equal to four percent (4%) of the total cost of construction which fee Landlord may deduct from the Allowance. Any fees charged to Tenant for the provision of such supervision and administration services are intended to reimburse Landlord (or Landlord's property manager or affiliate) for all overhead, general conditions, fees and other costs and expenses arising from Landlord's (or Landlord's property manager's or affiliate's) involvement in the provision of such supervision and administration service, and shall, whether paid to Landlord or Landlord's property manager or affiliate, be considered additional Rent for all purposes under this Lease. Upon completion of any Alterations, Tenant shall provide to Landlord, at Tenant's expense, (x) a complete set of "as built" plans in such format as is required by Landlord from time to time together with specifications reflecting the actual conditions of the Alterations as constructed in the Premises, together with an electronic copy of such plans in a computer assisted design format acceptable to Landlord, (y) a final signoff or inspection or certificate of occupancy (as applicable), and (z) an air balancing report, if applicable.
Notwithstanding anything to the contrary herein, Tenant shall have the right to make purely decorative Alterations (such as repainting and recarpeting) to the Premises without obtaining Landlord's prior consent provided that such alterations comply with clauses (a) through (g) above (collectively, "Minor Alterations"). All Minor Alterations shall be performed in compliance with all of the terms and conditions of this Section 6.7, except those related to the obligation to obtain Landlord's consent. Tenant shall provide Landlord with at least twenty (20) days' prior written notice of its intention to make any Minor Alteration, stating in reasonable detail the nature, extent and estimated cost of such Alterations.
The obligations of the parties with respect to removal of Alterations shall be controlled by Section 6.13.
6.8    Liens. Tenant shall keep the Premises and the Complex free from any liens arising out of any (a) work performed or material furnished to or for the Premises, and (b) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within ten (10) Business Days following obtaining written notice of any such lien (including by service thereof), cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance and in compliance with RCW 60.04. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Complex and any other party having an interest therein, from mechanics', materialmen's and other liens. If Tenant fails to timely release or bond any such lien as required above, or if there otherwise exists an Event of Default, Landlord may cause such liens to be released by any means it deems proper, including, without limitation, payment of any such lien, at Tenant's sole cost. All costs incurred by Landlord in causing such liens to be released shall be repaid by Tenant to Landlord immediately upon demand, together with an administrative fee equal to twenty percent (20%) of such costs and expenses. In addition to all other requirements contained in this Lease, Tenant shall give Landlord at least ten (10) Business Days prior written notice before commencement of any construction on the Premises.
6.9    Compliance With Laws and Insurance Standards.
(a)    Tenant shall comply with all federal, state and local laws, ordinances, codes, orders, rules, regulations and policies, now or hereafter in force, as amended from time to time (collectively, "Laws"), in any way related to the use, condition or occupancy of the Premises (including any improvements therein), regardless of when such Laws become effective. Tenant's obligations under this Section 6.9 shall apply regardless of the scope of work required to achieve such compliance or the degree to which the curative action may interfere with Tenant's use or enjoyment of the Premises, or the likelihood that the parties contemplated the particular law involved. Tenant waives any rights now or hereafter conferred upon it by any existing or future law to terminate this Lease or to receive any abatement, diminution, reduction or suspension of payment of Rent by reason of the obligations of Tenant under this Section 6.9. Tenant shall also comply with the terms of any transportation management program or similar programs affecting the Building and required by any governmental authority. Tenant shall immediately deliver to Landlord a copy of any notices received from any governmental agency in connection with the Premises. Tenant shall not use or occupy the Premises in any manner that creates, requires or causes imposition of any requirement by any governmental authority for structural or other upgrading of or improvement to the Building.
(b)    Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose that is unlawful, disreputable or constitutes a fire hazard. Tenant shall not permit anything to be done that would increase the rate of fire or other insurance coverage on the Building and/or its contents. If Tenant does, or permits any Tenant Party to do, anything that increases the cost of any insurance policy carried by Landlord, then Tenant, at Landlord's option, shall reimburse Landlord, upon demand, for any such additional premiums as an Extra Service.
6.10    Entry for Repairs, Inspection, Posting Notices, Etc. After reasonable notice (except in emergencies or to perform Landlord's ordinary maintenance, repair and janitorial obligations under this Lease, in which case no such notice shall be required), Landlord and its employees, agents and contractors shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to investigate the condition of the Building, to make repairs to or alterations of the Building or other tenant spaces therein, to deal with emergencies, to comply with legal obligations, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Building or to exhibit the Premises to prospective purchasers, investors and lenders or others, or for any other purpose as Landlord may deem necessary or desirable, and during the final year of the Term or when Tenant is in default, to exhibit the Premises to prospective tenants, brokers, architects and contractors; provided, however, that Landlord shall make reasonable efforts not to unreasonably interfere with Tenant's business operations during Normal Office Hours. Notices under this provision may be given by telephone or electronic communication to Tenant's designated representative. Tenant shall designate a person to whom such notices may be directed. In no event shall Tenant be entitled to any abatement of Rent by reason of the exercise of any such right of entry.
6.11    No Nuisance. Tenant shall not create any nuisance, or endanger or unreasonably interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building. Tenant shall not place any loads upon the floor, walls or ceiling of the Premises that exceed the load capacity, or that endanger the structure nor place any harmful liquids or Hazardous Material (as defined in Section 7.2) in the drainage system of the Building. Tenant shall not permit any vibration, noise or odor to escape from the Premises and shall not do or permit anything to be done within the Premises which would adversely affect the quality of the air in the Building.
6.12    Rules and Regulations. Tenant shall comply with the rules and regulations for the Building and such reasonable amendments or supplements to the rules as Landlord may adopt from time to time. Landlord shall notify Tenant in writing of any changes to the rules. Tenant acknowledges that the rules and regulations applicable to other tenants of the Building may not be the same as those applicable to Tenant and agrees that Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Building to comply with any rules and regulations applicable to such other tenant under its lease.
6.13    Surrender of Premises on Termination. On or before the ninetieth (90th) day preceding the Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the Premises to Landlord. On expiration of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition and repair as required by this Lease, with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom. In addition, Tenant shall remove all Lines as provided in Section 6.3 above, unless Landlord requires such materials to be surrendered to Landlord. All Alterations and Tenant Improvements shall be surrendered with the Premises in good condition and repair, reasonable wear and tear (but only to an extent consistent with the Premises remaining in good condition and repair) and casualty damage that is not required to be repaired by Tenant excepted, unless (a) Tenant has obtained Landlord's agreement in writing that it can remove an Alteration or item of Tenant Improvements, or (b) Landlord has notified Tenant that Tenant must remove an Alteration or item of Tenant Improvements, which notification shall be given, if at all, at the time of Landlord's approval of the applicable Alteration or Tenant Improvement, where applicable. Upon request from Landlord, Tenant shall remove any Alterations (except Minor Alterations) made without Landlord's prior approval. Landlord shall not require the removal of any Building Standard Improvements that have been properly maintained. If Tenant is required pursuant to the foregoing to restore the Premises, or any part or parts thereof, to a condition that existed prior to installation of any Tenant Improvements or to the condition prior to making any Alterations, Tenant shall, at Tenant's sole cost, so restore the Premises, or such part or parts thereof, before the scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after receipt of notice). Tenant shall repair at its sole cost, all damage caused to the Premises or the Complex by removal of Tenant's movable equipment or furniture and such Tenant Improvements and Alterations as Tenant shall be allowed or required to remove from the Premises by Landlord. Any property of Tenant not removed from the Premises shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. If the Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Landlord may deem Tenant to be in possession until all surrender obligations have been completed in which event the terms of Section 14.2 of the Lease applicable to a holdover without Landlord's consent shall apply.
6.14    Corporate Authority. If Tenant is a corporation or limited liability company or partnership or if Tenant is a partnership on whose behalf a partner which is a corporation or limited liability company executes this Lease, then in any such case, each individual executing this Lease on behalf of such corporation, limited liability company, or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, limited liability company and/or partnership, as the case may be.
6.15    Utilities. Tenant shall not obtain any electrical or other utility services from vendors other than those selected by Landlord or approved by Landlord in writing.
6.16    Security for Premises. Tenant shall be allowed to install a secure entry system in its entry lobby and within the Premises provided that Tenant must obtain all permits required by the City of Bellevue and must obtain Landlord's approval of all plans and specifications for such system prior to installation. Landlord shall not unreasonably withhold its approval. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Complex or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters. Landlord shall not be required to provide, operate or maintain alarm or surveillance systems for the Premises or the Common Areas. Subject to Landlord's approval of the work to be performed and the system to be used, Tenant may provide its own supplemental security services within the Premises and may install within the Premises such supplemental security equipment, systems and procedures as Tenant determines may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. Tenant is responsible for determining the extent to which supplemental security equipment, systems and procedures are required. Landlord hereby approves Tenant's existing secure entry system and supplemental Premises security system.
6.17    Prohibited Drug Law Activities. Tenant shall not engage, nor permit others to engage, in any activity on the Premises which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances, including, without limitation, engaging in activities (whether for commercial or personal purposes) regulated under any applicable law relating to the recreational or medicinal use and/or distribution of marijuana.
6.18    Additional Services. In any circumstance in which Tenant requires cleaning, janitorial, repair and maintenance or construction management services that Landlord is not obligated to provide as part of Basic Services under this Lease, Tenant shall arrange such services through Landlord's property manager. Tenant shall use Landlord's approved service providers or an alternative service provider approved in advance by Landlord. Any service provider must comply with all of Landlord's rules, regulations and procedures for service providers working in the Building, including Landlord's insurance requirements.
ARTICLE 7
Hazardous Materials
7.1    Prohibition and Indemnity With Respect to Hazardous Materials. Except as stated below, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises, the Complex or the Real Property by Tenant or Tenant Parties without the prior written consent of

Landlord. Tenant may, at Tenant's risk, bring, store and use reasonable quantities of Permitted Hazardous Materials in the Premises for their intended use. If Tenant violates this provision, or if contamination of the Premises or the Real Property by Hazardous Material occurs for which Tenant or any Tenant Party is responsible, or if Tenant's activities or those of Tenant Parties result in or cause a Hazardous Materials Claim, then Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Premises or the Complex or the Real Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Complex, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) (collectively, "Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of any Hazardous Material present in the soil or ground water on or under the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
7.2    Definitions. The following terms shall have the meanings given below for purposes of this Lease.
(a)    "Hazardous Material" shall mean any (a) oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Building or to persons on or about the Building or (ii) cause the Building to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "moderate risk waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; and the Model Toxics Control Act, as amended, RCW 70.105D; (d) chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any governmental authority or are known or may reasonably be anticipated to pose a hazard to the health and safety of the occupants of the Building or the owners and/or occupants of property adjacent to or surrounding the Building, or any other person coming upon the Building or adjacent property; (e) other chemicals, materials or substances which are known or reasonably be anticipated to pose a hazard to the environment; and (f) medical products or byproducts such as sharps, medicines, and human waste, tissue or blood products.
(b)    "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Hazardous Materials Laws; and any claims made by any third party against Landlord, Tenant or the Complex relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials. Tenant shall promptly cure and satisfy all Hazardous Materials Claims arising out of or by reason of the activities or business of Tenant, Tenant Parties or any party claiming by or through Tenant or any Tenant Party.
(c)    "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, orders, rules, regulations or policies, now or hereafter in force, as amended from time to time, in any way relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Building and Real Property, including, without limitation, soil, groundwater and indoor and ambient air conditioning.

(d)    "Permitted Hazardous Materials" shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size and location, but only if and to the extent that such supplies are transported, stored and used in full compliance with all Hazardous Materials Laws and their packaging instructions and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all Hazardous Material Laws and their packaging instructions or which is not in any respect safe and prudent shall not be deemed to be Permitted Hazardous Materials for the purposes of this Lease.
ARTICLE 8
Assignment or Sublease
8.1    General.
(a)    Consent Required. Except for Permitted Transfers, Tenant shall not assign this Lease in whole or in part, sublease all or any part of the Premises or otherwise sell, transfer or hypothecate this Lease or grant any right to use or occupy the Premises to another party (all of such events shall be referred to herein as a "Transfer" and any such assignee, purchaser, subtenant or other transferee shall be a "Transferee" for purposes of this Article) without Landlord's prior written consent which may be given or withheld in Landlord's sole and absolute discretion; provided that if Tenant is not in default at the time it requests consent to the Transfer, Landlord shall not unreasonably withhold, condition or delay consent to an assignment of Tenant's entire interest in this Lease or to any sublease if the factors set forth in Section 8.2 are satisfactory to Landlord. It shall be deemed reasonable for Landlord to withhold consent if any required information is not provided. Tenant shall provide Landlord with written notice at least ten (10) days before Tenant begins to market any portion of the Premises for purposes of a Transfer. If Tenant intends to enter into a Transfer, Tenant shall give Landlord at least twenty (20) days written notice of such intent (whether or not the consent of Landlord to the proposed Transfer is required pursuant to the terms of this Section 8.1). Tenant's notice shall set forth (i) the identity of the potential Transferee, (ii) whether the rent or other consideration is to be a stated amount or is to be calculated on a formula (other than a periodic percentage increase or other increase solely related to the Consumer Price Index or a similar measure of national or regional monetary inflation), (iii) if the rent or other consideration is to be based on a formula, what the proposed formula is to be, and (iv) the effective date of such Transfer. Tenant's request for consent shall include (A) a complete explanation of the pending transaction and a copy of the final version of the sublease or assignment of lease or an exact copy of the proposed agreements between Tenant and the proposed Transferee and (B) complete financial information regarding the proposed Transferee, including at least two years of financial statements (unless the Transferee is a publicly traded company with publicly available financial statements). The foregoing information may be provided subject to a non-disclosure agreement in form and substance reasonably acceptable to Landlord, Tenant and the proposed Transferee provided that Landlord's twenty (20) day review period shall not begin until all required financial information is provided. If requested by Landlord, Tenant shall provide Landlord with any additional information or documents reasonably requested by Landlord relating to the proposed Transfer or the Transferee, and an opportunity to meet with the proposed Transferee. This Lease may not be transferred by operation of law. Notwithstanding anything to the contrary contained herein, Tenant may not enter into any Transfer (including a Permitted Transfer) if an Event of Default is continuing or before the Tenn Commencement Date has occurred.
(b)    Ownership Transactions. All of the following shall constitute Transfers subject to this Article 8: (i) if Tenant is a corporation that is not publicly traded on a national exchange, then any transfer of this Lease by merger, consolidation or liquidation, or any direct, indirect or cumulative change in the ownership of, or power to vote the majority of Tenant's outstanding voting stock, shall constitute a Transfer; (ii) if Tenant is a partnership, then a change in general partners in, or voting or decision-making control of, the partnership shall constitute a Transfer; and (iii) if Tenant is a limited liability company or other legal entity, then a change in members or owners in the entity that results in a change in voting or decision-making control of the limited liability company or other entity shall constitute a Transfer. Any change in ownership of

Tenant's parent of the type described in (i), (ii) or (iii) above shall also constitute a Transfer subject to this Article 8. Notwithstanding the foregoing, an initial (or subsequent) public offering of securities of Tenant or any direct equity owner of Tenant shall not constitute a Transfer for purposes of this Article 8. These provisions shall apply to any single transaction or any series of related or unrelated transactions having the effect described.
(c)    Permitted Transfers. Notwithstanding anything herein to the contrary, provided Tenant is not in default hereunder, Landlord's consent shall not be required for any Transfer to: (i) a wholly owned subsidiary of the originally named Tenant or an entity wholly-owning the originally named Tenant; (ii) an entity with which or into which the originally named Tenant may merge or consolidate whether or not the Tenant is the survivor of such merger or consolidation but only if, by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the surviving entity and if the entity surviving the merger intends to continue to operate the business of Tenant in the Premises, (iii) an entity which acquires all or substantially all of the assets of Tenant in one_or more related transactions, or (iv) an affiliated entity under common control with Tenant; provided, however, that in all cases under clauses (i) through (iv) above, following the Transfer, the Transferee shall have combined assets and revenues at least equal in Landlord's opinion to Tenant's combined assets and revenues at the time of this Lease and again immediately prior to the Transfer or, in the case of clause (i) above, Tenant agrees to guaranty the obligations of Transferee hereunder pursuant to a guaranty in form and substance acceptable to Landlord. "Control" for purposes of this Article 8 shall mean ownership of a majority voting interest in any such entity or the possession, directly or indirectly of the power to direct or cause the direction of the day-to day management of the controlled entity. Each of the entities described in clauses (i) through (iv) above shall be a "Permitted Transferee" and the Transfer shall be a "Permitted Transfer" if Tenant has provided Landlord with written notice of the Transfer at least twenty (20) days prior to the effective date thereof and has provided evidence reasonably satisfactory to Landlord demonstrating that such Transfer is a Permitted Transfer. A Permitted Transfer shall not be subject to the provisions contained in Sections 8.2 or 8.3 below. The rights under this Section 8.l(c) are personal to the originally named Tenant and may not be transferred or assigned to any other party.
8.2    Landlord's Options. If Tenant proposes a Transfer, other than a Permitted Transfer, Landlord may elect to (a) terminate this Lease as to the space so affected as of the proposed effective date specified by Tenant in its notice under Section 8.1, in which event Tenant shall be relieved of all further obligations hereunder as to such space; provided, however, if Landlord elects to terminate the Lease as to the affected space, Tenant may elect, by delivering written notice to Landlord within five (5) Business Days of Landlord's election, to rescind Tenant's request to Transfer and thereby nullify Landlord's election to terminate; (b) permit Tenant to complete the proposed Transfer on the terms set forth in Tenant's notice, subject, however, to such reasonable conditions as Landlord may require and to the balance of this Article 8, or (c) deny the request to enter into a Transfer. Landlord shall have a period of twenty (20) days following any meeting with the proposed Transferee and receipt of such additional information as Landlord requests (or twenty (20) days from the date of Tenant's original notice if Landlord does not request additional information or a meeting) within which to respond to Tenant's request. If Landlord does not notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (a) above and to have denied consent to the proposed Transfer. In deciding whether to consent to a proposed Transfer, Landlord may consider any factors that Landlord reasonably deems relevant, including but not limited to the following: (i) whether the use of the Premises by the proposed Transferee would comply with the terms of this Lease; (ii) whether the proposed Transferee (together with any proposed guarantor) is of sound financial condition and has sufficient financial resources and business expertise, as determined by Landlord, to perform under this Lease; (iii) whether the proposed Transferee's use involves the storage, use, treatment or disposal of any Hazardous Materials; (iv) whether the proposed use or the proposed Transferee could cause the violation of any covenant or agreement of Landlord to any third party or permit any other tenant or subtenant to exercise any remedy under its lease; (v) whether the proposed Transferee leases or occupies any other space in the Complex or has, within the twelve (12) month period prior to Tenant's initial Transfer request, negotiated with or contacted Landlord or Landlord's leasing agent regarding leasing any space in the Complex and, in either case, Landlord has reasonably comparable space available to lease in the Complex; and (vi) whether the proposed configuration of any subleased space is or can practicably (at Tenant's expense) be separately demised with code-compliant ingress and egress in a configuration reasonably acceptable to Landlord, and whether Tenant has adequately addressed space planning and multi-tenanting issues. Failure by Landlord to approve a proposed Transfer shall not cause a termination of this Lease or subject Landlord to liability for damages, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief and recovery of Tenant's reasonably attorneys' fees in connection therewith if Tenant is the prevailing party.
8.3    Division of Excess Rent. Any rent or other consideration realized by Tenant in connection with or as a result of any Transfer in excess of the Base Rent and Operating Costs payable hereunder, after deducting all reasonable documented transaction expenses incurred by Tenant, including leasing commissions, tenant improvement expenses or allowances, and Tenant's legal fees, shall be divided equally between Landlord and Tenant, and Landlord's share shall be paid to Landlord as Rent hereunder within five (5) Business Days following Tenant's receipt thereof; provided, however, that Landlord shall be entitled to receive the total rent and other consideration if Tenant is in default of any obligation under this Lease until such default is cured. This Section 8.3 shall not apply to any Permitted Transfer.
8.4    Tenant Not Released. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease. Any Transfer that conflicts with the provisions hereof shall, at Landlord's option, be void. No consent by Landlord to any Transfer shall constitute a consent to any other Transfer nor shall it constitute a waiver of any of the provisions of this Article 8 as they apply to any future Transfers. Following any assignment of this Lease by Tenant, Tenant and each subsequent transferor shall remain liable for any obligations arising in connection with any amendments to this Lease executed by Landlord and the assignee tenant, whether or not such amendments are made with knowledge or consent of the transferor provided that the transferor shall not be liable for any expansion or any renewal or extension beyond the original Term (except for any holdover).
8.5    Written Agreement. Any Transfer must be in writing and the Transferee shall assume in writing, in the case of an assignment, or agree in writing to perform, in the case of a sublease, for the express benefit of Landlord, all of the obligations of Tenant under this Lease with respect to the space transferred, provided that no such assumption shall be deemed a novation or other release of the transferor. Tenant shall provide to Landlord true and correct copies of the executed Transfer documents pertaining to the Lease and any amendment thereto during the Term.
8.6    Conditions. Landlord may condition its consent to any proposed Transfer on such conditions as Landlord may require including, construction of any improvements deemed necessary or appropriate by Landlord by reason of the Transfer. Any improvements, additions, or alterations to the Building that are required by any law, ordinance, rule or regulation, or are deemed necessary or appropriate by Landlord as a result of any Transfer hereunder, shall be installed and provided by Tenant in accordance with Section 6.7, without cost or expense to Landlord. Without limiting Landlord's right to withhold its consent to any Transfer by Tenant, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises which provides for rent or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises. There shall be no deduction from the rent payable under any sublease or other Transfer nor from the amount thereof passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.
8.7    Expenses. Landlord may hire outside consultants to review the Transfer documents and information. Tenant shall pay Landlord an administrative fee of One Thousand Dollars ($1,000) and in addition shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with any request for consent under this Article 8 (even if consent is denied or the request is withdrawn), including attorneys' fees, on demand.
8.8    No Restriction on Landlord. Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Complex, or in any other property, to any party, including without limitation parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, a Transfer.
8.9    No Leasehold Financing. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion.
8.10    Rents from Real Property. Landlord and Tenant agree that all rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as "rents from real property" within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Department of Treasury Regulations promulgated thereunder (the "Regulations"). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any rental shall not qualify as "rents from real property" for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all payments as "rents from real property" provided no such amendment may materially and adversely impact Tenant's rights or obligations under this Lease, (ii) to permit an assignment of this Lease, and (iii) to allow Landlord to assign any and all obligations that Landlord has under this Lease to a third party; provided, however, that any adjustments required pursuant to this paragraph shall be made so as to produce the equivalent rental payments (in economic terms) payable prior to such adjustment.
ARTICLE 9
Condition and Operation of the Building
9.1    No Warranty. Landlord's entire obligation with respect to the condition of the Premises, its suitability for Tenant's uses and the improvements to be installed therein shall be as stated in the Work Letter. Except as provided in this Lease, Landlord shall have no other obligation of any kind or character, express or implied, with respect to the condition of the Premises, or the Building or the suitability thereof for Tenant's purposes, and Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to such matters.
9.2    Building Alterations. Landlord may, in its sole discretion, at any time and from time to time: (a) make alterations, structural modifications, seismic modifications or additions to the Complex; (b) change, add to, eliminate or reduce the extent, size, shape or configuration of any improvements (including the Building) located on the Real Property or its operations; (c) change the arrangement, character, use or location of corridors, stairs, toilets, mechanical, plumbing, electrical or other operating systems or any other parts of the Complex; (d) change the name, number or designation by which the Complex or the Building is commonly known; or (e) alter, relocate or remove any portion of the Common Areas or any other common facility. None of the foregoing shall adversely impact access to the Premises, and all of the foregoing work shall, to the extent reasonably practicable, be performed in a manner that does not unreasonably interfere with Tenant's use of the Premises for the Permitted Use. Subject to the preceding sentence, none of the foregoing acts shall be deemed an actual or constructive eviction of Tenant, entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and the Building, including, without limitation, the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other promotional purposes. Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other areas of the Building and Real Property outside the Premises.

ARTICLE 10
Lender Rights
10.1    Subordination. This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any portion of the Building or Real Property and to each mortgage, deed of trust or other financing or security agreement which may now or hereafter encumber all or any portion of the Building or Real Property and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, the "Senior Instruments"). This Section 10.1 shall be self-operative and no further instrument of subordination need be required by any lessor or any holder or beneficiary of any Senior Instrument (collectively, the "Senior Parties"). Tenant, however, upon Landlord's or any Senior Party's request, shall execute promptly any certificate or instrument in the form required by any Senior Party to confirm such subordination and shall deliver the same to such party within ten (10) Business Days following receipt thereof. Landlord shall use commercially reasonable effort to obtain an SNDA from any Senior Parties existing as of the Effective Date.
10.2    Attornment. In the event of the enforcement by any Senior Party under any Senior Instrument provided for by law or by such Senior Instrument, including in the event of a judicial or non judicial foreclosure of the Premises, at the election of the acquiring foreclosure purchaser, this Lease shall not be terminated and Tenant shall attorn to any person or party succeeding to the interest of Landlord as a result of such enforcement including any purchaser of all or any portion of the Building or the Real Property at a public or private foreclosure sale or exercise of a power of sale under such mortgage or deed of trust (collectively, "Successor") and shall recognize such Successor as the Landlord under this Lease without change in the terms or other provisions of this Lease; provided, however, that such Successor shall not be (a) subject to any credits, offsets, defenses or claims which Tenant may have against any prior landlord; (b) bound by any payment of Rent for more than one (1) month in advance; (c) bound by any amendment or modification of this Lease made without the written consent of such Senior Party after the applicable Senior Instrument is placed against the Building or the Real Property; (d) liable for any act, omission, neglect or default of any prior landlord; or (e) required to make any capital improvements to the Building or the Premises which Landlord may have agreed to make but had not completed. Notwithstanding the foregoing, a Senior Party may elect at any time to cause its interest in the Building or the Real Property to be subordinate and junior to Tenant's interest under this Lease by filing an instrument in the real property records of King County, Washington effecting such election and providing Tenant with notice of such election. In no event shall any Senior Party or any Successor have any liability or obligation whatsoever to Tenant or Tenant's successors or assigns for the return of all or any part of the Security Deposit unless, and then only to the extent that, such Senior Party or Successor actually receives all or any part of the Security Deposit. Tenant, upon Landlord's or any Successor's request, shall execute and deliver to such Successor or Senior Party a written agreement to confirm such attornment within ten (10) Business Days after written request.
10.3    Estoppel Certificate. Within ten (10) Business Days of a written request from Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate addressed to Landlord and/or to any Senior Party or prospective Senior Party or, any purchaser or prospective purchaser of all or any portion of, or interest in, the Building or Real Property, on a form supplied by Landlord or such other addressee, certifying as to such facts (if true) as the addressee may reasonably require. If Tenant fails or refuses to deliver an estoppel certificate to Landlord within ten (10) Business Days of a written request, then Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate provided and Tenant shall be estopped from denying the correctness of each such statement, and the addressee thereof may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant.
ARTICLE 11
Insurance
11.1    Landlord's Property Insurance. Landlord shall maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Building against loss or damage by fire or other insurable hazards (including flood and earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof or, in the alternative, insuring for eighty percent (80%) of the replacement cost thereof (or such minimum amount as shall be required to eliminate operation of coinsurance provisions), exclusive of excavations and foundations. Landlord's property insurance coverage shall include loss ofrents coverage for at least twelve (12) months. Landlord shall not be obligated to insure any of Tenant's Personal Property, or any Above Standard Improvements or Alterations. If the annual premiums paid by Landlord for such property insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous or higher than normal risk exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. All insurance proceeds payable under Landlord's insurance carried hereunder shall be payable solely to Landlord and Tenant shall have no interest therein.
11.2    Liability Insurance. Landlord shall maintain or cause to be maintained with respect to the Building a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000.00), per occurrence, combined single limit, for bodily injury (including death and property damage). The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. Upon written request from Tenant no more than one time per year, Landlord shall provide Tenant reasonable evidence that the insurance required to be maintained hereunder by Landlord is in full force and effect.
11.3    Tenant's Insurance.
(a)    Property Insurance. Tenant shall provide "all risk" insurance coverage during the Term insuring against loss or damage by fire and such other risks as are from time to time included in an ISO Special Form (ISO CP 10 30 or equivalent) policy or any other comparable or better coverage (including without limitation sprinkler leakage and water damage), insuring the full replacement cost of any Above Standard Improvements, any Alterations and Tenant's Personal Property, as the same may exist from time to time, naming Landlord as the loss payee with respect to the Above Standard Improvements and Alterations. Such policy shall contain agreed value, ordinance or law coverage, plate glass, and legal liability endorsements in a form reasonable satisfactory to Landlord and any mortgagee of Landlord. The amount of any deductible or self-insured retention shall not exceed Five Thousand Dollars ($5,000.00).
(b)    Liability Coverage. Tenant shall maintain or cause to be maintained a policy or a combination of policies of commercial general liability and excess liability or umbrella insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Five Million Dollars ($5,000,000.00), per occurrence, combined single limit, for personal injury, bodily injury (including death) and property damage, or such higher amounts as Landlord may from time to time reasonably designate by not less than thirty (30) days' notice. The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. Tenant's contractual liability insurance shall apply to Tenant's indemnity obligations under this Lease and the certificate evidencing Tenant's insurance coverage shall state that the insurance includes the liability assumed by Tenant under this Lease. Tenant's policy shall be written on an occurrence basis.
(c)    Workers' Compensation Insurance. Throughout the Term, Tenant, at its own expense, shall keep and maintain in full force and effect workers' compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington. In addition, Tenant shall maintain Employer's Liability Insurance with limits of at least One Million Dollars ($1,000,000.00).

(d)    Business Income Insurance. Tenant shall maintain Business Income and Extra Expense insurance covering a minimum period of six (6) months.
(e)    Auto Liability Insurance. If Tenant operates any automobile or other motor vehicle servicing the Premises, Tenant shall maintain insurance covering liability arising out of the operation of any automobile or other motor vehicle, including owned, hired and non-owned vehicles, with a limit of not less than One Million Dollars ($1,000,000.00).
(f)    Other. Such other form or forms of insurance as are generally required or obtained for similar projects, as Landlord or any mortgagee of Landlord may reasonably require from time to time, against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.
(g)    Policy Form. All policies required to be carried by Tenant, under this Article 11 shall be written with financially responsible companies with a Best & Company rating of"B+ IX" or better. All policies, except for the workers compensation and employer's liability coverage, shall name Landlord, Landlord's partners or members, Landlord's property manager, any Senior Party and any other party designated by Landlord from time to time as additional insureds using the ISO CG 20 26 or its equivalent or such other form required by Landlord from time to time, and each insurer shall agree not to cancel the policy without at least thirty (30) days prior written notice to Landlord and all named and additional insureds (or ten (10) days' notice in the case of failure to pay premiums). Any deductible or self-insurance provisions under any insurance policies maintained by Tenant shall be subject to Landlord's prior written approval, not to be unreasonably withheld. Tenant's insurance policies shall be primary and any other insurance available to Landlord or any other additional insured shall be excess and noncontributing.
(h)    Certificates. Upon execution of this Lease by Tenant and thereafter during the Tenn at least five (5) days before the expiration date of any such coverage, Tenant shall deliver to Landlord copies of the insurance policies or a certificate or certificates of the insurance required hereunder together with copies of all endorsements required above. If Tenant fails to provide such proof of insurance, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Tenant and paid upon written invoice therefor as an Extra Service.
11.4    Indemnity and Exoneration.
(a)    Landlord shall not be liable to Tenant or any party claiming through Tenant for any loss, damage or injury to person or property caused by (i) theft, fire, vandalism, breach of security, assault, battery, act of God, acts of the public enemy, acts of terrorists or criminals, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, whether or not the negligence of Landlord was a partial cause of or contributed to such loss, damage or injury, or (ii) the acts or omissions of Tenant or Tenant Parties, or (iii) repair or alteration of any part of the Complex or failure to make any such repair except as expressly otherwise provided in this Lease.
(b)    Tenant shall indemnify, defend, protect and hold Landlord and its property manager and each of their employees, agents, contractors, officers, owners, directors, partners, licensees, lenders, affiliates, and members ("Landlord Parties") harmless from and against any and all Claims arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises or activities of Tenant or Tenant Parties in or about the Premises, the Building, the Complex or the Real Property; provided, however, that the foregoing indemnity shall not be applicable to claims arising solely out of the negligence or willful misconduct of Landlord, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall be subject to the terms of this indemnity.
(c)    Landlord shall indemnify, defend, protect and hold Tenant and Tenant Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses arising solely out of the gross negligence or willful misconduct of Landlord in or about the Building, Complex or Real Property, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall not be subject to the terms of this indemnity; provided, however, that the foregoing indemnity shall not include claims arising, in whole or in part, by reason of the negligence or willful misconduct of Tenant or Tenant Parties.
(d)    To the extent, but only to the extent, necessary to fully indemnify the parties from claims made by the indemnifying party or its employees, the indemnities herein constitute a waiver of the indemnifying party's immunity under the Washington Industrial Insurance Act, RCW Title 51, as between Landlord and Tenant only. In addition, to the extent that RCW 4.24.115 or any comparable state Law limits either party's duty to indemnify the other party, the indemnities herein shall be construed to provide the maximum protection to the indemnified party allowable under such Law.
(e)    LANDLORD AND TENANT ACKNOWLEDGE THAT EACH INDEMNIFICATION PROVISION OF THIS LEASE (INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) AND EACH WAIVER OF CLAIMS HEREIN WAS SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.
11.5    Indemnity for Liens. Tenant shall indemnify, defend and protect Landlord and hold and save Landlord harmless of and from any and all loss, claims, proceedings, cost, damage, injury, causes of action, liabilities or expense arising out of or in any way related to work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or the Building.
11.6    Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive all rights of recovery, claim, action or cause of action, against the other, Tenant Parties or Landlord Parties, as applicable, for third-party liability and any loss or damage that may occur to the Premises, or any improvements thereto, or the Building, the Complex or Real Property or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent that such rights of recovery, claim, action or cause of action is or would be covered by insurance required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party, Landlord Parties or Tenant Parties, as applicable, and each party covenants that no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant that applies to the Premises, any part of the Building, the Complex or Real Property or Tenant's use and occupancy of any part thereof.
ARTICLE 12
Casualty and Eminent Domain
12.1    Damage and Destruction. If a fire or other casualty in the Premises or the Building occurs, Tenant shall immediately give notice thereof to Landlord. The following provision shall apply to any fire or other casualty:
(a)    If the damage is limited solely to the Premises and the Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage (or that would be recoverable but for Landlord's failure to maintain the insurance required hereunder), plus applicable deductibles or self insured retention.
(b)    If portions of the Building outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and (i) the Premises and the Building can both, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and (ii) Landlord determines that such reconstruction is economically feasible, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage (or that would be recoverable but for Landlord's failure to maintain the insurance required hereunder), plus applicable deductibles or self insured retention, and Landlord shall have no obligation to repair or restore Tenant's Personal Property, Above Standard Improvements or Alterations.
(c)    If (i) the Premises should be damaged by any occurrence not covered by Landlord's insurance (other than due to Landlord's failure to maintain the insurance required hereunder), or (ii) the Premises or the Building should be damaged to the extent that the damage cannot, in Landlord's reasonable opinion be restored within six (6) months from the date of damage, or (iii) the Building should be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof, notwithstanding that the Premises may be undamaged, or (iv) if the damage occurs during the last two (2) years of the Term, Landlord may elect either to repair or rebuild the Premises or the Building or to terminate this Lease upon giving notice in writing of such election to Tenant within sixty (60) days after the happening of the event causing the damage.
(d)    During any period when the Premises are rendered untenantable because of any casualty, Rent shall abate proportionately until such time as the Premises are made tenantable as reasonably determined by Landlord, and no portion of the Rent so abated shall be subject to subsequent recapture: provided, however, that there shall be no such abatement (i) except to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord with respect to this Lease, the Premises or the Building or (ii) if the damage is caused by Tenant or any Tenant Party.
(e)    The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, the Building Standard Improvements or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Building or Real Property or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 12.1, all proceeds of insurance required to be maintained either by Landlord or Tenant shall be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Building or Real Property or the beneficiary of any deed of trust that constitutes an encumbrance thereon; provided, however, that Tenant shall be paid all proceeds of insurance payable in connection with Tenant's Personal Property. If Tenant has failed to maintain any policy of insurance required under this Lease, then Tenant shall pay to Landlord on demand an amount equal to proceeds which Landlord reasonably concludes would have been available for the repair and reconstruction from such policies had Tenant maintained all of the required policies of insurance.
(f)    If the Premises, or any part thereof, or any portion of the Building necessary for Tenant's use of the Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the later of the date of the casualty or the date of Tenant's vacation of the Premises.
(g)    Except to the extent expressly provided in this Lease, including Section 11.6, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to Landlord's insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.
(h)    If Landlord rebuilds the Premises under any provision of this Article 12, Tenant shall repair and restore Above Standard Improvements and any Alterations at Tenant's expense so as to restore the Premises to the condition existing prior to such damage or destruction, or, at Landlord's election, Landlord may repair and rebuild the Above Standard Improvements or Alterations, at Tenant's sole cost in accordance with

Section 6.7 of this Lease. Landlord shall have no duty to make any repairs if Tenant was not occupying the Premises at the time of the casualty.
(i)    In addition to the parties' rights to terminate provided above, if (i) the Premises is damaged and the damage was not caused by Tenant or any Tenant Party, and (ii) Landlord has not completed any restoration of the Premises for which Landlord is responsible within twelve (12) months after the date on which Landlord receives permits and insurance proceeds, then Tenant may notify Landlord in writing that Tenant wishes to terminate the Lease. If Landlord has not completed restoration for which Landlord is responsible within sixty (60) days after receipt of such notice, then this Lease shall terminate and be of no further force and effect. If Landlord completes restoration and delivers possession of the restored Premises to Tenant within sixty (60) days after receipt of such notice, then this Lease shall continue in full force and effect
12.2    Condemnation.
(a)    If such portion of the Premises or any portion of the Building or Real Property shall be taken or condemned for any public purpose and the remainder of the Premises are rendered untenantable or without reasonable means of access to the Premises from at least one entrance, as reasonably determined by Landlord, this Lease shall, at the option of either party, terminate as of the date of such taking. If more than thirty-three percent (33%) of the Rentable Area of the Premises shall be permanently taken or condemned, Tenant shall have the option to terminate this Lease effective as of the date of such taking by giving Landlord written notice within twenty (20) days after the date Tenant receives notice of the taking. If this Lease is not terminated in its entirety then it shall terminate only as to the portion of the Premises taken and Base Rent and Tenant's Proportionate Share shall be adjusted to reflect the new Rentable Area of the Premises and/or the Building. If any portion of the Building or Real Property shall be taken or condemned for any public purpose to such an extent as to render the Building not economically viable in Landlord's discretion, then whether or not the Premises or any part thereof is taken or conveyed, Landlord may by notice in writing to Tenant terminate this Lease, and the Base Rent and other charges shall be paid or refunded as of the date of termination.
(b)    If during the Term of this Lease the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority or in the event of conveyance in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.
(c)    If all or substantially all of the Premises are taken or condemned for a period in excess of six (6) months or at any time during the last twelve (12) months of the Term, Tenant shall have the option to terminate this Lease effective as of the date of such taking by giving Landlord written notice within twenty (20) days after the date Tenant receives notice of the taking. If any other temporary taking of all or a portion of the Premises occurs, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.
(d)    Except as provided in Section 12.2(c) above, all compensation awarded for any such taking or conveyance whether for the whole or a part of the Premises shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant waives all claims against Landlord and the condemning authority for damages for termination of its leasehold interest or interference with its business and hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such separate award as may under the laws of the State of Washington be expressly allocated to Tenant's personal property or relocation expenses, provided that such award shall be made by the court in addition to and shall not result in a reduction of the award made to Landlord.

ARTICLE 13
Default
13.1    Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:
(a)    Abandonment. Vacation or abandonment of the Premises for a continuous period in excess of five (5) Business Days, unless (i) Tenant takes commercially reasonable steps to secure the Premises, (ii) Tenant continues to pay Rent due under this Lease and is not otherwise in default, (iii) Tenant notifies Landlord of the vacation or abandonment and the reason therefor, and (iv) either Tenant commits in writing to re-occupy the Premises for the conduct of business in the ordinary course within ninety (90) days (in which case the failure to do so shall constitute an Event of Default without further opportunity to cure);
(b)    Nonpayment of Rent. Failure to pay any installment of Base Rent, Operating Costs or other items of Rent, within five (5) days following the date when payment is due, if such failure continues for a period of five (5) days thereafter; provided, however, if Tenant pays Rent more than five (5) days after the due date thereof more than one (1) time in any twelve (12) month period then the next late payment shall constitute a noncurable default and Landlord shall be entitled to reject such late payment and exercise its remedies under Section 13.2;
(c)    Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease, other than those matters specified in other subsections of this Section, when such failure continues for fifteen (15) days after written notice of such failure (or with respect to nonmonetary obligations only, such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);
(d)    General Assignment. A general assignment for the benefit of creditors by Tenant or any Guarantor of Tenant's obligations hereunder;
(e)    Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or Guarantor, or the filing of an involuntary petition by Tenant's or Guarantor's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;
(f)    Receivership. The employment of a receiver to take possession of substantially all of Guarantor's assets, Tenant's assets or the Premises, if such receivership remains undissolved for a period often (10) Business Days after creation thereof;
(g)    Attachment. The attachment, execution or other judicial seizure of all or substantially all of Guarantor's assets, Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof;
(h)    Insolvency. The admission by Tenant or Guarantor in writing in the course of any judicial or administrative proceeding or in any public filing of its inability to pay its debts as they become due, the filing by Tenant or Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; and

(i)    Failure to Deliver. Failure to deliver the Security Deposit concurrently with execution hereof or to deliver any subordination or attornment agreement or estoppel certificate when and as required under Article 10; and
(j)    Guarantor. If any Guarantor ceases to exist as an ongoing business with assets comparable to the Guarantor's assets at the time the guaranty is signed, unless within ten (10) days after written demand, Tenant provides a substitute guaranty from an entity approved by Landlord in its discretion or if any person who guaranties Tenant's obligations dies or becomes incapacitated and Tenant fails to provide an affirmation of the guaranty by such person's estate or a new guaranty from a person or entity approved by Landlord in its discretion within ten (10) days after written demand.
13.2    Remedies Upon Default.
(a)    Termination. If an Event of Default occurs, Landlord may terminate the Lease and Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Upon termination, all monetary amounts due under the Lease shall be accelerated and immediately due as provided herein and Landlord shall be entitled to recover from the Tenant all past due Rent and other payments due hereunder as hereinafter set forth; any costs incurred by Landlord in connection with this Lease and the unamortized portion of any abated Rent or other concessions granted to Tenant under this Lease; the unpaid Rent and other payments due hereunder for the balance of the Term after the time of such termination, discounted to present value at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%), less the fair market rental value for the Premises for the remainder of the Term (taking into account those factors set forth in Section 13.3 below), similarly discounted (but not less than zero); Landlord's costs of repair and renovation; Landlord's re-letting costs, including but not limited to alterations, tenant improvement costs or allowances or other concessions granted by Landlord to the new tenant; brokers' commissions, brokers' fees, advertising expenses, and reasonable concessions to obtain new tenants; and all other costs and damages attributable to said breach or default, including any and all attorneys' fees and costs incurred by Landlord.
(b)    Continuation After Default. If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may continue the Lease in effect (whether or not Tenant has abandoned or vacated the Premises) and, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover the Rent and any other payments due hereunder as they become due and/or relet the Premises in the Tenant's or Landlord's name.
(c)    Reentry. Landlord may re-enter and attempt to relet the Premises without terminating this Lease and remove all persons and property from the Premises, all without any liability of Landlord for any loss or damage which may be occasioned thereby. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession. If Landlord, without terminating this Lease, either (i) elects to re-enter the Premises and attempts to relet the Premises, (ii) takes possession of the Premises pursuant to legal proceedings, or (iii) takes possession of the Premises pursuant to any notice provided by law, then Landlord may, from time to time, make such reasonable alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rent and other terms as Landlord in its reasonable discretion deems advisable. If Landlord elects to relet the Premises, Landlord shall not be obligated to accept any tenant proposed by Tenant, (ii) Landlord shall have the right to lease any other space controlled by Landlord first, and (iii) any proposed tenant shall meet all of Landlord's leasing criteria. Upon such reletting, all rent received by Landlord from such reletting shall be applied, first to the payment of any indebtedness of Tenant to Landlord (other than for any Rent due hereunder); second, to the payment of any costs and expenses of obtaining possession and any such reletting, including the expense of alterations and repairs, brokerage fees and attorneys' fees; third, to the payment of any rent due and unpaid or to become due hereunder. If such rents and any other amounts received from such reletting during any month are less than that to be paid during that month by Tenant, then Tenant shall immediately pay such deficiency to Landlord. No re-

entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Event of Default. Should Landlord at any time terminate this Lease for any Event of Default, in addition to any other remedies it may have, Landlord shall be entitled to the remedy set forth in Section 13.2(a), and may recover all damages it may incur by reason of such Event of Default, including the reasonable cost of recovering the Premises, reimbursement of any brokerage fees incurred by Landlord in connection with this Lease and the unamortized portion of the Incentive Payment or other concessions granted to Tenant under this Lease and all Rent (accrued or to accrue during the Term) which, at Landlord's election, shall be accelerated and be due in full on demand as set forth in Section 13.2(a) above. Accelerated payments payable under this Lease shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment of Rent in advance. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
(d)    Tenant's Personal Property. Upon termination of this Lease or re-entry into the Premises by Landlord as described herein, Landlord shall have any or all of the following remedies: (i) Landlord may immediately remove all of Tenant's property from the Premises; (ii) Landlord may store Tenant's property in a public warehouse or elsewhere at the sole cost and account of Tenant; or (iii) Landlord may elect to consider Tenant's property to be abandoned and thereafter dispose of such property in any manner deemed appropriate by Landlord. Any proceeds of the sale of property realized by Landlord on disposal of the property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any remaining balance remaining after satisfaction of all obligations of Tenant under this Lease shall be returned to Tenant. Landlord shall have no obligation to Tenant to protect, store, inventory or appraise any of Tenant's property.
(e)    Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 13, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(f)    Cure. Landlord may cure such default or perform such obligation on Tenant's behalf and at Tenant's expense as an Extra Service pursuant to Section 5.4.
(g)    Mitigation. If Landlord terminates this Lease or Tenant's right to possession of all or any part of the Premises, Landlord shall use reasonable efforts to relet the Premises provided that Landlord shall not be required to incur any capital costs, to lease to any party to whom it would not ordinarily lease space in the absence of a duty to mitigate, to lease space for a term of less than the original term of this Lease, or to otherwise compromise its customary leasing standards. If Landlord fails to make such efforts to mitigate its damages Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder.
13.3    Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent that would have accrued and become payable under this Lease, unpaid Rent shall consist of the sum of:
(a)    the total Base Rent for the balance of the Term, plus
(b)    a computation of the Operating Costs for the balance of the Term, the assumed Operating Costs for the calendar year of the default and each future calendar year in the Term to be equal to the Operating Costs for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by reference to the Consumer Price Index-All Items for Seattle-Tacoma-Bremerton, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar (provided, however, that if no successor index is published by the United States Department of Labor, Landlord may select in its reasonable discretion a substitute index or method of measuring inflation); plus
(c)    the total payments for Parking Passes required to be purchased by Tenant pursuant to Section 14.24 for the balance of the Term; plus
(d)    the total payments for Extra Services required as a result of Above Standard Improvements for the balance of the Term.
13.4    Late Charge. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Senior Instrument covering the Premises. Therefore, in addition to Landlord's other remedies, if any payment of Rent is not received by the fifth (5th) day after the due date thereof, Tenant shall pay a late fee in an amount equal to the greater of Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the delinquency, the parties agreeing that such sum represents a reasonable estimate of Landlord's costs. In addition, any sums not paid by Tenant when due shall bear interest from the due date until paid in full at an annual interest rate of fifteen percent (15%) or the highest commercial interest rate permitted by Law, if less. The provision for a late charge and.interest and collection of such late charge or interest by Landlord, shall not be deemed a waiver of any breach or Event of Default by Tenant under this Lease. If any of Tenant's Rent checks is returned by the bank without payment then Tenant shall pay a bounced check charge of seventy-five dollars ($75.00) and Landlord may require Tenant to pay future installments of Rent by certified or cashiers' check.
13.5    Remedies Cumulative. No reference to or exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from any other remedy, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but Landlord may from time to time exercise any one (1) or more of such remedies independently or in combination. Without limiting the generality of the foregoing, Landlord shall be entitled to commence and maintain an action against Tenant to collect any Rent not paid when due, without exercising Landlord's option to terminate this Lease as provided herein. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law.
13.6    Tenant's Remedies. Landlord shall not be in default unless Landlord fails to cure a default by Landlord of its obligations under this Lease within sixty (60) days after its receipt of notice thereof from Tenant, or if such default is not capable of being cured within said sixty (60) day period, Landlord has failed to commence such cure and diligently pursue such cure until completion. In no event shall Landlord be liable for consequential damages. Tenant shall not sue, seek any remedy or enforce any right against Landlord until (a) Tenant gives written notice to all Senior Parties of whom Tenant has been given notice and contact information, and (b) a reasonable time for such Senior Party, at its option, to remedy the act or omission has elapsed following the giving of notice by Tenant to Senior Party required hereunder, including, without limitation, time to obtain possession from Landlord by power of sale or judicial foreclosure, it being agreed that the Senior Party shall have no obligation to Tenant to cure or remedy any act or omission of Landlord. Landlord's liability under this Lease shall be limited to the lesser of (a) Landlord's equity interest in the Building, and (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord) and Tenant shall look solely to such property for recovery of any judgment from Landlord whether from a breach hereof or from a right created by statute or at common law. Landlord and Landlord Parties shall not be personally liable for any such judgment. Tenant agrees that no other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; no Landlord Party shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); no service of process shall be made against any Landlord Party (except as may be necessary to secure jurisdiction over Landlord); no judgment shall be taken against any Landlord Party; no writ of execution shall ever be levied against the assets of any Landlord Party; and these covenants, limitations and agreements are enforceable both by Landlord and by any Landlord Party. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any Senior Instrument.
ARTICLE 14
Miscellaneous
14.1    No Waiver. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder, or endorsement of any check, shall not, in and of itself, constitute a waiver of any breach or Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. Landlord may, at its election, apply any Rent received from Tenant to any obligation outstanding from Tenant to Landlord, any endorsement or other statement of Tenant to the contrary notwithstanding. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease.
14.2    Holding Over. If Tenant (or anyone claiming under Tenant) remains in possession after expiration or termination of this Lease without the written consent of Landlord, Tenant shall comply with all terms and conditions of this Lease except that Tenant shall pay Base Rent for each month or partial month of occupancy thereafter at a rate equal to one hundred fifty (150%) of the Base Rent for the last month of the Term, together with such other amounts as may become due hereunder. No occupancy or payment of Rent by Tenant after expiration of the Term shall operate to renew or extend the Term. Tenant acknowledges that Landlord shall be attempting to lease the Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible. If Tenant remains in possession after the expiration or termination of this Lease without Landlord's consent, in addition to the payment described in the first sentence of this Section 14.2, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all actual damages incurred in connection with Claims by any other tenant or third person to whom Landlord may have leased all or any part of the Premises effective on or after the termination of this Lease, together with all loss, cost, expense, damages and liabilities in connection with any such reletting, including, without limitation, reasonable attorneys' fees and Landlord's lost revenues. If Tenant holds over with the consent of Landlord in writing Tenant shall thereafter occupy the Premises under this Lease on a month-to-month basis and Base Rent shall be increased to the greater of (a) one hundred twenty-five percent (125%) of the Rent for the last month of the term, or (b) the then current fair market rent for the Premises as determined by Landlord in its reasonable discretion and communicated to Tenant in Landlord's consent to the hold over. For purposes of this Section 14.2, the term "remains in possession" shall include circumstances where Tenant has failed to fully vacate the Premises or failed to fully complete all removal and restoration work required under this Lease.
14.3    Unrelated Business Taxable Income. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease, if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the Code or the Regulations, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, and provided further that no such contract shall result in Tenant having materially greater obligations or receiving less services, or services of a lesser quality than it is presently entitled to receive under this Lease. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or Landlord's managing agent or its employees or by one or more third parties hired by Landlord or Landlord's managing agent. Tenant agrees that upon Landlord's written request it will enter into direct agreements with Landlord's managing agent or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in the form and content approved by Landlord, provided however that no such contract shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, and provided further that no such contract shall result in Tenant having materially greater obligations or receiving less services, or services of a lesser quality than it is presently entitled to receive under this Lease.
14.4    Attorneys' Fees. If either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration ofrights hereunder, the prevailing party shall recover its reasonable attorneys' fees, court costs and collection agency charges. As used herein, "prevailing party" shall mean the party who substantially prevails in the matter at issue, including without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.
14.5    Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties.
14.6    Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Real Property. If Landlord sells or otherwise transfers the Building, or if Landlord assigns its interest in this Lease, other than an assignment solely for security purposes, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect. Landlord or any person or party succeeding to Landlord's rights hereunder shall be subject to Landlord's obligations hereunder only during the period of such person's or party's ownership.
14.7    Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.
14.8    Notices. Except as otherwise provided herein, all notices, demands, consents and approvals that may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been given upon refusal of delivery or upon delivery if sent by personal delivery or when deposited with a nationally recognized overnight courier service or in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information Sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party. Tenant shall deliver a copy of any notice given to Landlord to (a) Landlord's property manager, (b) any Senior Party whose address is known to Tenant, (c) Hines, 101 California, Suite 1000, San Francisco, CA 94111, Attn: SVP of Operations; and (d) Hines, 800 Fifth Avenue, Suite 3838, Seattle, WA 98104, Attn: Managing Director. Notwithstanding the foregoing, service of all default notices required by Law and service of process shall be accomplished in accordance with applicable Law.
14.9    Intentionally Omitted.
14.10    No Option. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease.
14.11    Integration and Interpretation. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party, regardless of which party may have drafted the provision in question, it being agreed that this is a negotiated agreement. The following exhibits and schedules are attached hereto and incorporated by this reference as if fully set forth herein:

Exhibit A	Floor Plan of the Premises
Exhibit B	Legal Description of the Real Property Work Letter
Exhibit C	Work Letter
Exhibit D	Lease Commencement Certificate
14.12    Quitclaim. Upon expiration or earlier termination of this Lease, Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quit-claiming to Landlord all interest of Tenant in the Premises, the Real Property, the Building and this Lease.
14.13    No Easement for Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure (including any new building constructed on adjacent property) or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.
14.14    No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.
14.15    Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof), in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded without the prior written consent of Landlord.

14.16    Survival. All of Tenant's covenants and obligations arising during the Term of this Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.
14.17    Financial Statements. Tenant shall, within fifteen (15) days of Landlord's written request, but not more often than once in any twelve (12) month period unless an Event of Default occurs or Tenant proposes a Transfer, furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Tenant customarily prepares for its owners and lenders. If Tenant's and Guarantor's current financial statements are readily available to the public in a printable format, hard copies will not be required. Tenant may condition the delivery of Tenant's financial statements upon the execution by Landlord and any other intended recipients of a commercially reasonable non-disclosure agreement.
14.18    No Joint Venture. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.
14.19    Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns; and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.
14.20    Applicable Law. All rights and remedies of Landlord and Tenant under this Lease shall be construed and enforced according to the laws of the State of Washington. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of King, Washington (excepting appellate courts). LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATIER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES.
14.21    Time of the Essence; Force Majeure. Time is of the essence of each and every covenant herein contained. If either party to this Lease, as the result of any (i) strikes, lockouts, or labor disputes; (ii) failure of power or other utilities; (iii) inability to obtain labor or materials or reasonable substitutes therefor; (iv) war, governmental action, court order, condemnation, civil unrest, riot, fire or other casualty; (v) extreme or unusual weather conditions, acts of God or unforeseen soil conditions; or (vi) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform (except for financial inability) (collectively, "Force Majeure") fails punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to either party's monetary obligations, including Tenant's obligation to pay Rent under this Lease.
14.22    Confidentiality. Tenant shall treat the contents of this Lease as confidential information and shall not disclose the terms and conditions hereof to other parties; provided, however, Tenant may disclose portions of the Lease to its officers, directors, employees, attorneys, architects, accountants, and other consultants and advisors to the extent such persons need to know such information, as well as actual or potential investors, lenders, assignees or sublessees, provided such parties are first informed of the confidential nature of such information and each such party agrees to treat the information as confidential. In addition, the contents of this Lease may be divulged by Tenant to the extent, but only to the extent, required by law, including as a material agreement, liability or risk factor in any applicable securities filings, or in any administrative or judicial proceeding in which Tenant is required to divulge such information, however Tenant shall notify Landlord prior to making such disclosure. Tenant shall be responsible for any disclosure of this Lease in violation of the terms of this Section made by any person who received this Lease or learns of its terms and conditions, directly or indirectly, from Tenant.
14.23    Interpretation. The word "day" means calendar day unless Business Day is specified. In calculating time periods, the day of the triggering event shall not be counted. Except as specifically provided otherwise in this Lease, Landlord may act in its sole and absolute discretion when required to act hereunder or when deciding to grant its approval of any Tenant act. Whenever Landlord has agreed to act reasonably, it shall be reasonable for Landlord to consider the financial impact of the decision on Landlord and Landlord shall be deemed to be reasonable if its action or decision is consistent with actions or decisions of other comparable institutional owners of comparable commercial projects. The term, "including" shall mean "including, without limitation." All indemnities contained herein shall survive termination of this Lease with respect to any act, condition or event that is the subject matter of such indemnity and that occurs prior to the Expiration Date. Notwithstanding anything herein to the contrary, all provisions of this Lease which require the payment of money or the delivery of property after the Expiration Date shall survive termination of the Lease.
14.24    Parking. Tenant may purchase parking passes up to the number of parking passes (the "Parking Passes") set forth in the Basic Lease Information Sheet which number shall include Tenant's Proportionate Share of any carpool spaces Landlord is required to provide or maintain by any governmental authority. Tenant shall pay the monthly fee per Parking Pass established by Landlord from time to time, based on current market rates, for the applicable type of permit, plus any tax or assessment imposed by any governmental authority in connection with such parking privileges. The parking fees shall be payable in advance on the first day of the month together with the payment of Base Rent. Each Parking Pass shall entitle the vehicle on which the Parking Pass is presented to park in the parking garage located beneath the Complex (the "Garage") during Normal Office Hours on a nonpreferential and nonexclusive basis. Landlord shall have exclusive control over the day-to-day operations of the Garage. No specific spaces in the Garage shall be assigned to Tenant unless Tenant purchases reserved permits which Landlord may make available from time to time at the reserved parking rate. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall cause its employees and invitees to abide by such rules and regulations. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate areas within the Garage for short term or nontenant parking only and Landlord may change such designations from time to time. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet, assisted or tandem parking, that Landlord determines are necessary or desirable for tenant requirements or orderly and efficient parking. Overnight parking is not permitted unless the vehicle owner is in the Building while the vehicle is in the Garage. Landlord may monitor the Garage and may tow offending vehicles at the cost of the vehicle owner. Landlord at any time may substitute for Tenant's Parking Passes an equivalent number of parking spaces in a parking structure or subterranean parking facility or within a surface parking area located a reasonable distance from the Complex.
Landlord may operate the Garage or, in its discretion, may arrange for the Garage to be leased to a third party (the "Parking Lessee") that will succeed to all rights and responsibilities of the Landlord under this Section 14.24. In such event, all references to "Landlord" in this Section 14.24 shall, unless the context indicates otherwise, be read to mean Parking Lessee. Upon request, Tenant will execute and deliver a parking agreement with the Parking Lessee on the Parking Lessee's standard form of agreement. If Landlord leases the

Garage to a Parking Lessee then the monthly parking charges shall be paid to the Parking Lessee at such place as the Parking Lessee may direct.
14.25    Fitness Center. Landlord, or its affiliate, currently provides a fitness center for use by tenants in the Complex. Tenant and its employees whose main office assignment is the Premises may use the fitness center provided that each user complies with all rules, regulations and procedures relating to such use. All costs incurred by Landlord in connection with operating, equipping and maintaining the fitness center and the equipment therein (including fair market rent on the Rentable Area included in the fitness center) shall be included in Operating Costs. Landlord, or its affiliate, may require payment of a fee by users to cover a portion of the cost of operating the fitness center and any fees collected shall be deducted from the costs of the fitness center included in Operating Costs. In no event shall Landlord, or its affiliate, have any liability to Tenant or any of Tenant's employees, agents, invitees or otherwise for any claim arising out of the use of the fitness center by such party and Tenant on behalf of itself and all of such parties hereby waives, releases and forever discharges Landlord, or its affiliate, from all such liability to the maximum extent permitted by law. Landlord, or its affiliate, may require each individual who wants to use the fitness center to execute its standard form of use agreement as a condition to being given access to the fitness center which agreement may include a release and waiver of claims and an agreement to comply with all rules and regulations. Landlord, or its affiliate, may revoke the license to use the fitness center for any person who fails to comply with such agreement at any time. If the fitness center is not used by a sufficient number of people, Landlord, or its affiliate, may cease to provide the fitness center as an amenity.
14.26    Conference Facility. The Complex currently includes a conference room available for use by tenants of the Complex. So long as the conference room is made available to tenants, Tenant shall have the nonexclusive right to use the conference room in accordance with the rules and regulations and procedures adopted by Landlord, or its affiliate, from time to time. So long as the conference room is available for use by tenants in the Complex, all costs of operating, equipping and maintaining the conference room and the equipment therein (including fair market rent on the Rentable Area included in the conference room) shall be included in Operating Costs. Landlord, or its affiliate, may impose a fee for use of the conference room to cover the costs of set up and clean up and any fees collected shall be deducted from the costs of the conference room included in Operating Costs.
14.27    Brokers. Tenant and Landlord each represent and warrant to the other that it has had no dealing with any broker or agent other than the Broker(s) identified in the Basic Lease Information Sheet. Tenant and Landlord shall each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease. The foregoing indemnity shall survive termination or earlier expiration of this Lease.
14.28    USA Patriot Act Disclosures. Tenant and Landlord each hereby represents, warrants and covenants to the other, that (i) it is regulated by the SEC, FINRA or the Federal Reserve (a "Regulated Entity"), or is a wholly-owned subsidiary or wholly-owned affiliate of a Regulated Entity or (ii) neither it nor any person or entity that directly or indirectly (a) controls it or (b) has an ownership interest in it of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons ("OFAC List") published by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury.
14.29    Transportation Management. Landlord and Tenant agree to participate in traffic management programs required by the City of Bellevue including the Transportation Management Program Action Plan dated July 7, 2004. Tenant agrees that the parking fee set forth in the Basic Lease Information is the minimum parking charge and that the parking fees will be adjusted to market from time to time.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Landlord:

HINES GLOBAL REIT SUMMIT HOLDINGS LLC,
Delaware limited liability company
By:	/s/ Josh Gravenor
Name:	Josh Gravenor
Title:	Authorized Agent

Tenant:

LIMEADE, INC., a Washington corporation
By:	/s/ Tobias Davis
Name:	Tobias Davis
Title:	VP Finance
[Signature Page]

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT	CIVIL CODE§ 1189

A notary public or other officer completing this certificate verifies only the identities of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California		)

County of	Los Angeles	)

On	June 14, 2018	before me,	Armine Asaryan
	Date		Here Insert Name and Title of the Officer
personally appeared		Tobias Adam Davis
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Armine Asaryan
Signature of Notary Public

Place Notary Seal Above
OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document
Title or Type of Document:
Document Date:	Number of Pages:
Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)
Signer's Name:			Signer's Name:
☐	Corporate Officer — Title(s):		☐	Corporate Officer — Title(s):
☐	Partner —	☐ Limited ☐ General	☐	Partner —	☐ Limited ☐ General
☐	Individual	☐ Attorney in Fact	☐	Individual	☐ Attorney in Fact
☐	Trustee	☐ Guardian or Conservator	☐	Trustee	☐ Guardian or Conservator
☐	Other:		☐	Other:
Signer Is Representing:			Signer Is Representing:

©2016 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

Landlord Acknowledgement

STATE OF TEXAS	)
)
COUNTY OF HARRIS)
Before me, (insert the name and character of the officer), on this day personally appeared Josh Gravenor, known to me (or proved to me on the oath of Authorized Agent through (description of identity card or other document) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this	10th	day of	July	, 2018.

/s/ Sandra Mwangemi
Notary Public's Signature
(Personalized Seal)

Tenant Acknowledgement
STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)
On this ____ day of ______________ , 2018, before me, a Notary Public in and for the State of Washington, personally appeared ___________________________[name], personally known to me ( or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the ___________________________[title] of LIMEADE, INC. to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington,
residing at
My appointment expires
Print Name
[Signature Page]

EXHIBIT A
FLOOR PLAN OF PREMISES

UP
DN
DN
UP

the SUMMIT
Bellevue Washington

JPC ARCHITECTS

Puget Sound Energy Building
Fourth Floor

10885 NE 4th Street
Bellevue, WA 98004

07.10.2014

Floor Plan

A-1

EXHIBIT B
LEGAL DESCRIPTION OF THE REAL PROPERTY
Lot 1, The Summit (Binding Site Plan), according to the plat thereof recorded in Volume 255 of Plats, Page(s) 44 through 47, inclusive, in King County, Washington; (Also known as Lot 1, City of Bellevue Binding Site Plan No. 10-107177 LJ, recorded under recording no. 20100810001366, in King County, Washington).
SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON, AND SUBJECT TO ALL MATTERS NOW OR HEREAFTER OF RECORD
B-1

EXHIBIT C
WORK LETTER
Intentionally omitted.
C-1

EXHIBIT D
SAMPLE FORM OF
LEASE COMMENCEMENT CERTIFICATE

Re:	[Tenant]
[Suite No.]
[Address]
Bellevue, Washington
This is to certify that pursuant to the terms of that certain Office Space Lease dated as of ________________., between [Tenant's Name] ("Tenant") and HINES GLOBAL REIT SUMMIT HOLDINGS LLC, Tenant has taken possession of Premises described above. Tenant hereby certifies and agrees that the following information is true and correct:
1.    Term Commencement Date:__________________________________
2.    Expiration Date:__________________________________
3.    Rentable Area:__________________________________
4.    Allowance:__________________________________
5.    Security Deposit Paid:__________________________________
6.    Total Prepaid Rent:__________________________________
7.    Months to Which Prepaid Rent Applies:__________________________________
8.    Attached hereto is the Insurance Certificate required by Article 11 of the Lease

[Name of Tenant]

By:
Name:
Title:
Date:
D-1

LANDLORD CONSENT TO SUBLEASE AMENDMENT
This LANDLORD'S CONSENT TO SUBLEASE AMENDMENT (the "Consent'') is entered into as of the 14 day of June, 2018, between PUGET SOUND ENERGY, a Washington corporation ("Tenant''), LIMEADE, INC., a Washington corporation ("Subtenant'') and HINES GLOBAL REIT SUMMIT HOLDINGS LLC, a Delaware limited liability company ("Landlord').
RECITALS
A.    Landlord and Tenant are parties to that certain Lease Agreement dated June 17, 2002 (as amended from time to time, the "Master Lease") pursuant to which Tenant leased from Landlord certain premises as described in the Master Lease (the "Premises").
B.    Tenant and Subtenant are parties to that certain Sublease dated September 22, 2014 (the "Sublease") pursuant to which Tenant subleased to Subtenant a portion of the Premises (the "Sublease Premises").
C.    Tenant and Subtenant now wish to extend the term of the Sublease pursuant to the terms of that certain First Amendment to Sublease Agreement dated as of June 14, 2018 (the "Amendment").
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:
1.    Consent. Tenant and Subtenant represent and warrant to Landlord that a true and correct copy of the Amendment has been provided to Landlord. Subject to.all of the terms and conditions of this Consent, Landlord consents to the Amendment provided that such consent shall not be construed as a wavier of any of the terms of the Master Lease nor as an agreement to amend or modify the Master Lease in any manner.
2.    No Release. This Consent is issued on the understanding that nothing contained in this Consent shall modify, expand or enlarge Landlord's obligations under the Master Lease nor release Tenant from any obligations thereunder.
3.    Brokers. Tenant and Subtenant each agree to indemnify, defend and hold harmless Landlord, its agents, officers and partners, from and against any claims relating to brokerage fees or commissions arising from or relating to the Amendment.
4.    Miscellaneous. This Consent may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one agreement. In any suit, action or appeal therefrom, to enforce or interpret this Consent or any term of provision hereof, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorney's fees. This Consent shall be governed by the laws of the State of Washington and any action with respect to this Consent shall be brought in King County, Washington.
[signatures on following page]
1

IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have executed this Consent as of the date set forth above.

Landlord:

HINES GLOBAL REIT SUMMIT HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Josh Gravenor
Name:	Josh Gravenor
Title:	Authorized Agent

Tenant:

PUGET SOUND ENERGY, a Washington corporation

By:	/s/ Marla D. Mellies
Name:	Marla D. Mellies
Title:	SVP & CAO

Subtenant:

LIMEADE, INC., a Washington corporation

By:	/s/ Tobias Davis
Name:	Tobias Davis
Title:	VP Finance
2

FIRST AMENDMENT TO SUBLEASE
THIS FIRST AMENDMENT TO SUBLEASE (the "Amendment") is made and entered into as of June 28, 2018 (the "Effective Date"), by and between PUGET SOUND ENERGY, INC., a Washington corporation ("Sublessor"), and LIMEADE, INC., a Washington corporation ("Sublessee").
RECITALS
A.    Sublessor, as tenant, entered into that certain Lease Agreement dated June 17, 2002, as amended by the amendments set forth in Exhibit A attached hereto (as amended, the "Lease"), wherein Hines Global REIT Summit Holdings LLC, a Delaware limited liability company (as successor in interest to Summit REIT, Inc., a Maryland corporation, successor in interest to BTC Seattle LLC, a Delaware limited liability company, "Landlord"), is landlord for the lease to Sublessor of the Premises hereinafter defined.
B.    Sublessor and Sublessee entered into that certain Sublease, dated as of September 22, 2014 (the "Sublease"), pursuant to which Sublessee subleases the fourth floor of the Building consisting of approximately 23,293 rentable square feet (the "Premises") in the Puget Sound Energy Building (formerly known as the ummit, Building B), located at 10885 NE 4th Street, Bellevue, Washington 98004 (the "Building").
C.    The Sublease Term expires on July 29, 2018 and the Lease term expires on July 31, 2018.
D.    Landlord and Sublessee are currently negotiating Sublessee's direct lease of the Premises, which, if executed, would commence on August 1, 2018.
E.    Sublessor and Sublessee desire to modify the expiration date of the Sublease to eliminate any gap between the expiration of the Sublease Term and the commencement of Sublessee's new lease for the Premises. In furtherance of the foregoing, Sublessor and Sublessee have agreed to amend the Sublease in accordance with the terms and conditions set forth in this Amendment.
AMENDMENT
For valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Sublessor and Sublessee agree as follows:
1.    Definitions. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Sublease.
2.    Sublease Term. As of the Effective Date, all references to July 29, 2018 in Section 1 of the Sublease are hereby replaced with July 31, 2018. The Sublease Term shall expire on July 31, 2018.
1

3.    Rent During the Remainder of the Sublease Term. Sublessor and Sublessee acknowledge that Sublessee shall continue to pay Rent and Additional Rent pursuant to the terms of the Sublease.
4.    Improvements; Surrender of Possession; Removal of Property. Sublessor does not waive its right under the Sublease to require the removal of any improvements, and Subtenant's obligation to surrender the Premises and remove its moveable property and trade fixtures pursuant to the Sublease (including, without limitation, Sections 9, 22, and 23 of the Sublease); provided, however, Subtenant's obligation to surrender the Premises and remove its moveable property and trade fixtures will not be required by Sublessor provided (a) Subtenant and Landlord enter into a direct lease for the Premises prior to July 10, 2018, which direct lease provides for an August 1, 2018 commencement date, and (b) Subtenant, by executing this Amendment, agrees to indemnify, defend and hold Sublessor harmless from any and all claims brought by Landlord against Sublessor arising from or related to (i) Sublessor entering into this Amendment and/or (ii) Sublessee's failure to surrender the Premises pursuant to the terms of the Sublease.
5.    Parking. As of the Effective Date, the reference to July 29, 2018 in Section 35(d) of the Sublease is hereby replaced with July 31, 2018.
6.    Sublessor's Expenses Within two (2) business days of the date of this Amendment, Sublessee agrees to reimburse Sublessor Five Thousand Dollars ($5,000) for expenses, including attorneys' fees, incurred in connection with this Amendment.
7.    Entire Agreement. This Amendment embodies the entire agreement between Sublessor and Sublessee with respect to its subject matter, and it supersedes any prior agreements, whether written or oral, with respect to its subject matter. There are no agreements or understanding which are not set forth in this Amendment. This Amendment may be modified only by written instrument duly executed by Sublessor and Sublessee.
8.    Sublease Unchanged Except as expressly modified by this Amendment, all the terms and provisions of the Sublease are and remain in full force and effect and are hereby ratified and affirmed by Sublessor and Sublessee, and Sublessor and Sublessee specifically acknowledge the validity and enforceability thereof. In the case of any inconsistency between the provisions of the Sublease and this Amendment, the provisions of this Amendment shall govern and control.
9.    Miscellaneous.
a.    Duplicate Originals; Counterparts. This Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Amendment may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts when taken together, shall constitute the entire single agreement between the undersigned parties.
2

b.    Conditions. This Amendment shall not be effective until and unless this Amendment has been executed by both Sublessor and Sublessee.
e.     No Other Inducements. It is expressly warranted by each of the undersigned parties that no promise or inducement has been offered except as herein set forth and that this Amendment is executed without reliance upon any statement or representation of any person or party released or its representatives concerning the nature and extent of damages, costs and/or legal liability therefore.
3

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Amendment as of the Effective Date.

Sublessor:

PUGET SOUND ENERGY, INC., a Washington corporation

/s/ Marla D. Mellies
By:	Marla D. Mellies
Its:	SVP & CAO

STATE OF WASHINGTON              )
                                                             ) ss.
COUNTY OF KING                           )
On this 28th day of June, 2018, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Maria Melies, to me known to be the officer of Puget Sound Energy, Inc., being the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.
IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Shohreh Lashgari
(Signature of Notary)

/s/ Shohreh Lashgari
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State 2418-1355th PI SW
of Washington, residing at	Lynwood, WA 98087.
My Appointment Expires:	3-12-2020.

[Signature pages continue]
[Signature page to First Amendment to Sublease]

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Amendment as of the Effective Date.

Sublessee:

LIMEADE, INC., a
Washington corporation

/s/ Tobias Davis
By:	Tobias Davis
Its:	VP Finance
[Signature page to First Amendment to Sublease]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
STATE OF CALIFORNIA               )
                                                              ) §
County of Los Angeles                      )

On	June 14, 2018	, before me,	Armine Asaryan notary public
(inset name and title of the officer)
personally appeared		Tobias Adam Davis
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

/s/Armine Asaryan
Signature of Notary
(Affix seal here)

[Signature page to First Amendment to Sublease]

EXHIBIT A
LEASE AMENDMENTS
First Amendment to Lease Agreement dated January 16, 2003.
Second Amendment to Lease Agreement dated May I, 2003.
Third Amendment to Lease Agreement dated June 16, 2003.
Fourth Amendment to Lease Agreement dated May 19, 2004.
Fifth Amendment to Lease Agreement dated May 20, 2004.
Sixth Amendment to Lease Agreement dated November 16, 2005.
Seventh Amendment to Lease Agreement dated November 20, 2006.
Eighth Amendment to Lease Agreement dated June 14, 2007.
Ninth Amendment to Lease Agreement dated June 15, 2007.
Tenth Amendment to Lease Agreement dated July 24, 2008.
Eleventh Amendment to Lease Agreement dated December 4, 2008.
Twelfth Amendment to Lease Agreement dated December I0, 2009.
Thirteenth Amendment to Lease Agreement dated December 8, 2010.
Fourteenth Amendment to Lease Agreement dated February 18, 2011.
Fifteenth Amendment to Lease Agreement dated May 8, 2012.
Sixteenth Amendment to Lease Agreement dated June 4, 2013.
Seventeenth Amendment to Lease Agreement dated April 21, 2014.
Eighteenth Amendment to Lease Agreement dated June 30, 2014.
A-1